UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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AirNet Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AIRNET SYSTEMS, INC
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
GENERAL
BENEFICIAL OWNERSHIP OF COMMON SHARES
ELECTION OF DIRECTORS
PROPOSED AMENDMENTS TO SECTIONS 1.04(A) AND 1.04(B) OF AIRNET’S CODE OF REGULATIONS
CORPORATE GOVERNANCE
BOARD OF DIRECTOR MEETINGS AND COMMITTEES OF THE BOARD
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE OFFICERS OF AIRNET
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
OTHER BUSINESS
AMENDMENT TO CODE OF REGULATIONS SECTIONS 1.04(A) AND (B)

AIRNET SYSTEMS, INC.
7250 Star Check Drive
Columbus, Ohio 43217
April 30, 2007
Dear Shareholders:
     The 2007 Annual Meeting of Shareholders of AirNet Systems, Inc. (“AirNet”) will be held at 10:00 a.m., Eastern Daylight Saving Time, on Wednesday, June 6, 2007, at the Courtyard® by Marriott® Columbus Airport, 2901 Airport Drive, Columbus, Ohio 43219. The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement contain detailed information about the business to be conducted at the Annual Meeting.
     The Board of Directors has nominated five directors, each for a term to expire at the 2008 Annual Meeting of Shareholders. The Board of Directors recommends that you vote FOR each of the nominees.
     The Board of Directors has proposed the adoption of amendments to Sections 1.04(A) and 1.04(B) of AirNet’s Code of Regulations to require that shareholders be given written notice at least 10 days (but not more than 60 days) in advance of all shareholder meetings in accordance with the rules of the American Stock Exchange LLC and to permit electronic notices of shareholder meetings. The Board of Directors recommends that you vote FOR the adoption of the proposed amendments.
     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the prompt return of your proxy card in the enclosed return envelope will save AirNet additional expenses of solicitation and will help ensure that as many common shares as possible are represented at the Annual Meeting.
Sincerely,
/s/ Bruce D. Parker
Bruce D. Parker
Chairman of the Board, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On
Wednesday, June 6, 2007

     NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders of AirNet Systems, Inc. (“AirNet”) will be held on Wednesday, June 6, 2007, at the Courtyard® by Marriott® Columbus Airport, 2901 Airport Drive, Columbus, Ohio 43219, at 10:00 a.m., Eastern Daylight Saving Time, for the following purposes:
1.	To elect five directors to serve for terms expiring at the 2008 Annual Meeting of Shareholders.

2.	To consider and vote upon a proposal to adopt amendments to Sections 1.04(A) and 1.04(B) of AirNet’s Code of Regulations to (a) require that shareholders be given written notice at least 10 days (but not more than 60 days) in advance of all meetings of the shareholders and (b) permit electronic notices of meetings of the shareholders.

3.	To transact any other business which properly comes before the Annual Meeting or any adjournment.
     The close of business on April 27, 2007, has been fixed by the Board of Directors of AirNet as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting.
     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, you may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you are the registered shareholder and attend the Annual Meeting, you may revoke your proxy and vote your common shares in person.
By Order of the Board of Directors,
/s/ Gary W. Qualmann
Gary W. Qualmann
Secretary
AirNet Systems, Inc.
7250 Star Check Drive
Columbus, Ohio 43217
April 30, 2007

AirNet Systems, Inc.
7250 Star Check Drive
Columbus, Ohio 43217
(614) 409-4900
PROXY STATEMENT
for
Annual Meeting of Shareholders
To Be Held On
Wednesday, June 6, 2007
     We are sending you this Proxy Statement and the accompanying proxy card because the Board of Directors (the “Board”) of AirNet Systems, Inc. (“AirNet”) is soliciting your proxy to vote at the 2007 Annual Meeting of Shareholders to be held on Wednesday, June 6, 2007 (the “2007 Annual Meeting”), at the Courtyard® by Marriott® Columbus Airport, 2901 Airport Drive, Columbus, Ohio 43219, at 10:00 a.m., Eastern Daylight Saving Time, or any adjournment thereof, for the purposes described in the accompanying Notice of Annual Meeting of Shareholders.
     This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and proxy card were first sent or given on or about April 30, 2007 to shareholders of AirNet entitled to vote their common shares at the 2007 Annual Meeting.
GENERAL
     Only shareholders of record at the close of business on April 27, 2007, are entitled to receive notice of and to vote at the 2007 Annual Meeting. At the close of business on April 9, 2007, there were 10,168,588 common shares outstanding. Each common share entitles the holder to one vote on each matter to be submitted to the shareholders at the 2007 Annual Meeting. A quorum for the 2007 Annual Meeting is a majority of the common shares outstanding. There is no cumulative voting in the election of directors. Other than the common shares, there are no voting securities of AirNet outstanding.
     You may revoke your proxy at any time before it is actually voted at the 2007 Annual Meeting by (i) delivering written notice revoking your proxy to the Secretary of AirNet at the address shown on the cover page of this Proxy Statement, (ii) executing and returning a later-dated proxy card which is received by AirNet prior to the 2007 Annual Meeting or (iii) if you are the registered shareholder, attending the 2007 Annual Meeting and revoking your proxy in person. Attendance at the 2007 Annual Meeting will not, by itself, revoke your proxy.
     If you hold your common shares in “street name” with a broker, a financial institution or another record holder, you may be eligible to appoint your proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access, such as usage charges from Internet access providers and telephone companies. If you hold your common shares in “street name,” you should review the information provided to you by your nominee. This information will describe the procedures you need to follow in instructing the holder of record how to vote the “street name” common shares and how to revoke previously given instructions.
     AirNet will pay the costs of preparing, printing and mailing this Proxy Statement, the accompanying proxy card and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access and telephone usage charges if a proxy is appointed electronically through a holder of record. Proxies will be solicited by mail and may be further solicited by additional mailings, personal contact, telephone, electronic mail or facsimile by directors, officers or employees of AirNet, none of whom will receive additional compensation for these solicitation activities. AirNet will reimburse its transfer agent, Computershare Trust Company, N.A., as well as brokers, financial institutions, and other custodians, fiduciaries and nominees, who are record holders of common shares not beneficially owned by them, for their reasonable expenses in forwarding proxy materials to, and obtaining proxies from, the beneficial owners of the common shares entitled to vote at the 2007 Annual Meeting.
     The inspectors of election appointed for the 2007 Annual Meeting will tabulate the results of shareholder voting. Common shares represented by properly-executed proxy cards returned to AirNet prior to the 2007 Annual Meeting will be counted toward the establishment of a quorum even though they are marked “For,” “Withhold,” “Against,” “Abstain” or not at all. “Broker non-votes” are common shares held of record by brokers or other nominees which are present in person or by proxy at the 2007 Annual Meeting, but which are not voted with respect to a particular proposal because instructions have not been received from the beneficial owner and the broker or nominee does not have discretionary authority to vote the common shares on the proposal. Broker non-votes are counted toward the establishment of a quorum. If you do not return a proxy card and your common shares are held in “street name,” your broker may be permitted, under the applicable rules of the self-regulatory organizations of which it is a member, to vote your common shares on “routine” proposals, such as the uncontested election of directors, even if you do not provide voting instructions. Your broker cannot, however, vote your common shares on other “non-routine” matters without receiving voting instructions from you.
     AirNet’s 2006 Annual Report, which includes AirNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 fiscal year”), is being sent with this Proxy Statement. Additional copies of AirNet’s 2006 Annual Report and copies of AirNet’s Annual Report on Form 10-K for the 2006 fiscal year may be obtained, without charge, by sending a written request to: Gary W. Qualmann, Chief Financial Officer, Treasurer and Secretary, AirNet Systems, Inc., 7250 Star Check Drive, Columbus, Ohio 43217. AirNet’s Annual Report on Form 10-K for the 2006 fiscal year is posted under the “SEC Filings” link on the “Investor Relations” page of AirNet’s website at www.airnet.com and is also on file with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov.
BENEFICIAL OWNERSHIP OF COMMON SHARES
     The following table furnishes information regarding the beneficial ownership of common shares of AirNet by (i) each current director and nominee for re-election as a director of AirNet; (ii) each individual named in the Summary Compensation Table on page 36; and (iii) all current directors and executive officers of AirNet as a group, in each case as of April 9, 2007.

	Amount and Nature of Beneficial Ownership (1)
			Common Shares
			Which Can Be
			Acquired Upon
			Exercise of Options
			Which Are Currently
			Exercisable or
	Common		Which Will First
Name of Beneficial Owner	Shares		Become Exercisable			Percent of
or Number of Persons in Group	Presently Held		Within 60 Days	Total		Class (2)
James M. Chadwick (3)	522,600	(3)	8,800	531,400	(3)	5.2%
Russell M. Gertmenian	5,000	(4)	46,000	51,000		(5)
Gerald Hellerman	0		8,800	8,800		(5)
Bruce D. Parker (6)	0		98,200	98,200		(5)
James E. Riddle	5,000		36,000	41,000		(5)
Larry M. Glasscock, Jr. (6)	14,996		36,000	50,996		(5)
Jeffery B. Harris (6)	3,103		69,130	72,233		(5)
Craig A. Leach (6)	4,312		33,000	37,312		(5)
Gary W. Qualmann (6)	7,000		32,000	39,000		(5)
Joel E. Biggerstaff (6)(7)	20,000	(8)	0	20,000		(5)

All current directors and executive officers as a group (10 individuals) (9)	562,011		367,930	929,941		8.8%

(1)	Unless otherwise indicated in the footnotes to this table, each beneficial owner has sole voting and dispositive power with respect to all of the common shares reflected in this table for such beneficial owner.

(2)	The “Percent of Class” computation is based upon the total number of common shares beneficially owned by the named person or group divided by the sum of (i) 10,168,588 common shares outstanding on April 9, 2007, and (ii) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or which will first become exercisable within 60 days of April 9, 2007.

(3)	Of these 522,600 common shares, 487,800 common shares (or 4.8% of the outstanding common shares) are owned of record by Opportunity Partners, L.P. and 34,800 common shares (or 0.3% of the outstanding common shares) are owned of record by Nadel and Gussman Combined Funds LLC. Mr. Chadwick has sole voting and dispositive power as to the 487,800 common shares owned by Opportunity Partners, L.P. and sole voting and dispositive power as to the 34,800 common shares owned by Nadel and Gussman Combined Funds LLC.

(4)	Of these 5,000 common shares, 2,100 common shares are held of record by Mr. Gertmenian’s wife who has sole voting and dispositive power as to the 2,100 common shares.

(5)	Represents ownership of less than 1% of the outstanding common shares.

(6)	Individual named in the Summary Compensation Table on page 36. Mr. Parker also serves as a director of AirNet.

(7)	Mr. Biggerstaff resigned from his positions as Chief Executive Officer and President of AirNet effective December 28, 2006 and from his positions as a director and Chairman of the Board of AirNet effective December 31, 2006.

(8)	Of these 20,000 common shares, 5,000 common shares are held by Mr. Biggerstaff’s minor children in accounts established under the Uniform Gifts to Minors Act.

(9)	Includes the five directors identified in this table and Messrs. Ray L. Druseikis, Vice President of Finance, Controller and Principal Accounting Officer; Larry M. Glasscock, Jr., Senior Vice President, Express Services; Jeffery B. Harris, Senior Vice President, Bank Services; Craig A. Leach, Vice President, Information Systems; and Gary W. Qualmann, Chief Financial Officer, Treasurer and Secretary.
     The following table furnishes information regarding the beneficial ownership of common shares of AirNet by each person known by AirNet to beneficially own more than 5% of the outstanding common shares as of April 9, 2007 (unless otherwise indicated).

	Amount and Nature of Beneficial Ownership (1)
			Common Shares
			Which Can Be
			Acquired Upon
			Exercise of Options
			Which Are Currently
			Exercisable or
	Common		Which Will First
Name and Address	Shares		Become Exercisable			Percent of
of Beneficial Owner	Presently Held		Within 60 Days	Total		Class (2)
Heartland Advisors, Inc. (3)	1,422,000	(3)	0	1,422,000	(3)	14.0%
William J. Nasgovitz 789 North Water Street Milwaukee, WI 53202

Phillip Goldstein (4)	1,327,300	(4)	0	1,327,300	(4)	13.1%
60 Heritage Drive Pleasantville, NY 10570

Dimensional Fund Advisors LP (5)	890,577	(5)	0	890,577	(5)	8.8%
1299 Ocean Avenue Santa Monica, CA 90401

FMR Corp. (6)	593,400	(6)	0	593,400	(6)	5.8%
Edward C. Johnson 3d 82 Devonshire Street Boston, MA 02109

	Amount and Nature of Beneficial Ownership (1)
			Common Shares
			Which Can Be
			Acquired Upon
			Exercise of Options
			Which Are Currently
			Exercisable or
	Common		Which Will First
Name and Address	Shares		Become Exercisable			Percent of
of Beneficial Owner	Presently Held		Within 60 Days	Total		Class (2)
James M. Chadwick (7)	522,600	(7)	8,800	531,400	(7)	5.2%
7383 Sean Taylor Lane San Diego, CA 92126

Hummingbird Management, LLC (8)	517,900	(8)	0	517,900	(8)	5.1%
Paul D. Sonkin Hummingbird Capital, LLC Hummingbird Value Fund, L.P. Hummingbird Microcap Value Fund, L.P. 460 Park Avenue, 12th Floor New York, NY 10022

Clam Partners, LLC (9)	430,000	(9)	0	430,000	(9)	4.2%
Clam Manager, LLC Gregory A. Carlin 900 N. Michigan Avenue Suite 1900 Chicago, IL 60611

BCB Consultants, LLC (9)	220,000	(9)	0	220,000	(9)	2.2%
Black Sheep Partners, LLC Black Sheep Partners II, LLC Brian C. Black 900 N. Michigan Avenue Suite 1900 Chicago, IL 60611

(1)	Unless otherwise indicated in the footnotes to this table, each beneficial owner has sole voting and dispositive power with respect to all of the common shares reflected in this table for such beneficial owner.

(2)	Except as otherwise noted, the “Percent of Class” computation is based upon the total number of common shares beneficially owned by the named person divided by the sum of (i) 10,168,588 common shares outstanding on April 9, 2007, and (ii) the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or which will first become exercisable within 60 days of April 9, 2007.

(3)	Based on information contained in a Schedule 13G amendment filed with the SEC with a filing date of February 12, 2007, Heartland Advisors, Inc., a registered investment adviser (“HAI”), and William J. Nasgovitz, President and principal shareholder of HAI, may be deemed to have beneficially owned 1,422,000 common shares (14.0% of the outstanding common shares) as of December 31, 2006, with shared voting power as to 1,322,000 common shares and shared dispositive power as to 1,422,000 common shares. The Heartland Value Fund, a series of the Heartland Group, Inc., a registered investment company, owned 1,000,000 of the common shares reported (or 9.8% of the outstanding common shares). The remaining common shares reported were owned by various other accounts managed by HAI on a discretionary basis. HAI may be deemed to have beneficially owned the 1,422,000 common shares reported by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time. Mr. Nasgovitz may be deemed to have beneficially owned the 1,422,000 common shares reported as a result of his ownership interest in HAI. HAI and Mr. Nasgovitz specifically disclaimed beneficial ownership of the common shares reported and did not admit that they constitute a group.

(4)	Based on information contained in a Schedule 13D (the latest amendment to which was filed with the SEC on July 7, 2005), Phillip Goldstein may be deemed to have beneficially owned 1,327,300 common shares (or 13.1% of the outstanding common shares) as of July 7, 2005, with sole voting power as to 336,900 common shares, shared voting power as to 25,000 common shares and sole dispositive power as to 839,500 common shares. Of the 1,327,300 common shares reported by Mr. Goldstein, 487,800 common shares are owned of record by Opportunity Partners, L.P. and, as disclosed in note (7) to this table, James M. Chadwick has sole voting and dispositive power as to those 487,800 common shares. Mr. Goldstein, a self-employed investment advisor, filed a joint Schedule 13D amendment with Andrew Dakos, Nadel and Gussman Combined Funds LLC, and James M. Chadwick as members of a group. Andrew Dakos, whose business address is 43 Waterford Drive, Montville, NJ 07045, may be deemed to have beneficially owned 191,900 common shares (or 1.9% of the outstanding common shares) as of July 7, 2005, with sole voting and dispositive power as to those 191,900 common shares. Nadel and Gussman Combined Funds LLC, whose business address is 15 East 5th Street, 32nd Floor, Tulsa, OK 74103, owned of record 34,800 common shares (or 0.3% of the outstanding common shares) as of July 7, 2005, and, as discussed in note (7) to this table, James M. Chadwick has sole voting and dispositive power as to those 34,800 common shares. Please see note (7) to this table for further information concerning the beneficial ownership of common shares by James M. Chadwick.

(5)	Based on information contained in a Schedule 13G amendment filed with the SEC with a filing date of February 9, 2007, Dimensional Fund Advisors LP, a registered investment adviser (“Dimensional”), may be deemed to have beneficially owned 890,577 common shares as of December 31, 2006, all of which were held in portfolios of four registered investment companies to which Dimensional furnishes investment advice and of other commingled group trusts and separate accounts for which Dimensional serves as investment manager. The common shares reported were owned by these investment companies, trusts and accounts. In its role as investment adviser or investment manager, Dimensional was reported to possess both sole voting power and sole dispositive power as to the common shares held in the portfolios of these investment companies, trusts and accounts. Dimensional disclaimed beneficial ownership of the reported common shares.

(6)	In a Schedule 13G amendment filed with the SEC with a filing date of February 14, 2006 (the “2006 FMR Schedule 13G Amendment”), which has not been further amended as of the date of this Proxy Statement, each of FMR Corp. and Edward C. Johnson 3d was reported to have beneficially owned 593,400 common shares (or 5.8% of the outstanding common shares) as of December 31, 2005, with sole dispositive power as to those common shares. Fidelity Management & Research Company, 82 Devonshire Street, Boston, MA 02109 (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, was reported to be the beneficial owner of 593,400 common shares (or 5.8% of the outstanding common shares) as a result of acting as investment adviser to various registered investment companies. The ownership of one investment company, Fidelity Low Priced Stock Fund (the “Fund”), 82 Devonshire Street, Boston, MA 02109, was reported to have amounted to 593,400 common shares (or 5.8% of the outstanding common shares). Each of Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp., through its control of Fidelity, and the Fund was reported to have sole power to dispose of the 593,400 common shares owned by the Fund. The 2006 FMR Schedule 13G Amendment reported that Fidelity carries out the voting of the common shares under written guidelines established by the Fund’s Board of Trustees, and neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the common shares owned by the Fund. The 2006 FMR Schedule 13G Amendment reported that members of the Edward C. Johnson 3d family were the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. The 2006 FMR Schedule 13G Amendment reported that the Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares and that, accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(7)	Of these 522,600 common shares, 487,800 common shares (or 4.8% of the outstanding common shares) are owned of record by Opportunity Partners, L.P. and 34,800 common shares (or 0.3% of the outstanding common shares) are owned of record by Nadel and Gussman Combined Funds LLC. Mr. Chadwick has sole voting and dispositive power as to the 487,800 common shares owned by Opportunity Partners, L.P. and sole voting and dispositive power as to the 34,800 common shares owned by Nadel and Gussman Combined Funds LLC.

(8)	Based on information contained in a Schedule 13D filed with the SEC on May 31, 2005 (which has not been further amended as of the date of this Proxy Statement), each of Hummingbird Management, LLC (“Hummingbird”), Paul D. Sonkin and Hummingbird Capital, LLC (“HC”) may be deemed to have beneficially owned 517,900 common shares (or 5.1% of the outstanding common shares) as of May 31, 2005; Hummingbird Value Fund, L.P. (“HVF”) may be deemed to have beneficially owned 261,300 common shares (or 2.6% of the outstanding common shares) as of that date; and Hummingbird Microcap Value Fund, L.P. (the “Microcap Fund”) may be deemed to have beneficially owned 256,600 common shares (or 2.5% of the outstanding common shares) as of that date. Hummingbird acts as investment manager to HVF and the Microcap Fund and was reported to have the sole investment discretion and voting authority with respect to the common shares owned of record by each of HVF and the Microcap Fund. The managing member and control person of Hummingbird is Paul D. Sonkin. Mr. Sonkin is also the managing member of HC, the general partner of each of HVF and the Microcap Fund. Each of Hummingbird, Paul D. Sonkin, HVF, the Microcap Fund and HC has a business address of 460 Park Avenue, 12th Floor, New York, NY 10022. Each of Hummingbird, Mr. Sonkin and HC disclaimed beneficial ownership of the common shares reported in the Schedule 13D.

(9)	Based on information contained in a Schedule 13G jointly filed by the persons identified in this note (9) [but without affirming the existence of a group] with the SEC with a filing date of March 1, 2007 (the “Clam Partners — Black Sheep Schedule 13G”), as of February 2, 2007, Clam Partners, LLC (“Clam Partners”) beneficially owned 430,000 common shares (or 4.2% of the outstanding common shares). Clam Manager, LLC (“Clam Manager”), the manager of Clam Partners, was reported to have the power to direct the vote and disposition of the common shares held by Clam Partners and may be deemed the beneficial owner of the 430,000 common shares owned by Clam Partners. Gregory A. Carlin, as Managing Member of Clam Manager, may be deemed to beneficially own the same number of common shares (430,000 common shares) reported by Clam Manager. Each of Clam Manager and Gregory A. Carlin disclaimed beneficial ownership of the 430,000 common shares owned by Clam Partners except to the extent of their pecuniary interest therein.

Based on information contained in the Clam Partners — Black Sheep Schedule 13G, as of February 2, 2007, Black Sheep Partners, LLC (“Black Sheep”) beneficially owned 142,900 common shares (or 1.4% of the outstanding common shares) and Black Sheep Partners II, LLC (“Black Sheep II”) beneficially owned 77,100 common shares (or 0.8% of the outstanding common shares). BCB Consultants, LLC (“BCB Consultants”), the manager of each of Black Sheep and Black Sheep II, was reported to have the power to direct the vote and disposition of the common shares held by each of Black Sheep and Black Sheep II and may be deemed to be the beneficial owner of an aggregate amount of 220,000 common shares (or 2.2% of the outstanding common shares), consisting of the common shares owned by Black Sheep and the common shares owned by Black Sheep II. Brian C. Black, as Managing Member of BCB Consultants, may be deemed to beneficially own the same number of common shares (220,000 common share) reported by BCB Consultants. Each of BCB Consultants and Brian C. Black disclaimed beneficial ownership of the 142,900 common shares owned by Black Sheep and the 77,100 common shares owned by Black Sheep II, except to the extent of their respective pecuniary interests therein.
ELECTION OF DIRECTORS
(Item 1 on Proxy)
     As of the date of this Proxy Statement, there were five members of the Board, all of whose terms expire at the 2007 Annual Meeting — James M. Chadwick, Russell M. Gertmenian, Gerald Hellerman, Bruce D. Parker and James E. Riddle. Effective December 31, 2006, Joel E. Biggerstaff resigned from his positions as a director and Chairman of the Board of AirNet in accordance with the terms of a separation agreement and general release entered into as of December 28, 2006 between Mr. Biggerstaff and AirNet. Mr. Biggerstaff had been a member of AirNet’s Board since 2000.
     Upon the unanimous recommendation of the Nominating and Corporate Governance Committee, and as permitted by Section 2.02 of AirNet’s Code of Regulations, at the meeting of the Board held on March 28, 2007, the Board fixed the number of directors at five, reflecting the number of individuals currently serving as directors.
Nominees Standing for Re-Election to the Board of Directors
     Each individual elected as a director at the 2007 Annual Meeting will hold office for a new term expiring at the 2008 Annual Meeting of Shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal from office. The Board’s nominees for re-election as directors of AirNet, each of whom was recommended by the Nominating and Corporate Governance Committee, are identified below. The individuals named as proxies in the accompanying proxy card will vote the common shares represented by proxy for the Board’s nominees named below, unless otherwise instructed on the proxy card. While it is contemplated that all nominees will stand for re-election at the 2007 Annual Meeting, if a nominee who would otherwise receive the requisite number of votes becomes unable or unwilling to serve as a candidate for re-election as a director, the individuals designated as proxies on the proxy card will have full discretion to vote the common shares represented by the proxies they hold for the re-election of the remaining nominees and for the election of any substitute nominee designated by the Board, following recommendation by the Nominating and Corporate Governance Committee. The Board knows of no reason why any of the nominees of the Board named below would be unavailable or unable to serve as a director if re-elected to the Board.

     The following information, as of the date of this Proxy Statement, concerning the age, principal occupation, other affiliations and business experience of each director during the last five years has been furnished to AirNet by such director. Unless otherwise indicated, each director has had the same principal occupation for the last five years. There are no family relationships among any of the directors and current executive officers of AirNet.

James M. Chadwick	Director since 2005
     Mr. Chadwick, age 33, has served as Managing Partner and Fund Manager of Monarch Activist Partners LP, a hedge fund specializing in shareholder activism and deep value investing, since January 2006. Prior thereto, he served as Managing Director of Cove Partners LLC, an investment bank specializing in mergers and acquisitions, from July 2005 to December 2005. From October 2002 to June 2005, he served as Fund Manager of Pacific Coast Investment Partners, LLC, a hedge fund specializing in shareholder activism. Pacific Coast Investment Partners, LLC is the General Partner of Pacific Coast Investment Fund, L.P., a private investment fund. From April 1999 to October 2002, Mr. Chadwick was employed by Relational Investors, LLC, a registered investment advisor. He served as an analyst for Relational Investors, LLC from 1999 to 2001 and became a Senior Analyst in 2002. Mr. Chadwick also serves as a director of Meade Instruments Corporation.

Russell M. Gertmenian	Director since 1996
     Mr. Gertmenian, age 59, has been a partner with Vorys, Sater, Seymour and Pease LLP since 1979 and currently serves as Managing Partner and Chair of that firm’s Executive Committee. Vorys, Sater, Seymour and Pease LLP rendered legal services to AirNet and its subsidiaries during the 2006 fiscal year and continues to do so. Mr. Gertmenian also serves as a director of Abercrombie & Fitch Co.

Gerald Hellerman	Director since 2005
     Mr. Hellerman, age 69, owns and has served as Managing Director of Hellerman Associates, a financial and corporate consulting firm, since the firm’s inception in 1993. Mr. Hellerman currently serves as a director, chief financial officer and chief compliance officer for The Mexico Equity and Income Fund, Inc.; a director of MVC Capital, Inc.; a director of Old Mutual 2100 Absolute Return Fund, L.L.C.; a director of Old Mutual 2100 Absolute Return Institutional Fund, L.L.C.; a director of Old Mutual 2100 Absolute Return Master Fund, L.L.C.; a director of Old Mutual 2100 Emerging Managers Fund, L.L.C.; a director of Old Mutual 2100 Emerging Managers Institutional Fund, L.L.C.; a director of Old Mutual 2100 Emerging Managers Master Fund, L.L.C.; a director and President of Innovative Clinical Solutions, Ltd., a company formerly engaged in clinical trials and physician network management which is currently in liquidation; and a director of FNC Realty Corporation, a successor to Frank’s Nursery & Crafts, Inc., a company which operated the nation’s largest chain of lawn and garden retail stores, which has emerged from bankruptcy protection under Chapter 11 and is currently operating the properties it owns.

Bruce D. Parker	Director since 2002
     Mr. Parker, age 59, was elected as AirNet’s Chief Executive Officer and President effective December 28, 2006 and as AirNet’s Chairman of the Board effective December 31, 2006. Under the terms of the employment agreement, dated December 28, 2006, between AirNet and Mr. Parker, AirNet agreed to use its commercially reasonable efforts to cause Mr. Parker to be nominated as a director at each annual meeting of shareholders of AirNet during the term of the employment agreement and Mr. Parker agreed to serve on the AirNet Board if elected. Mr. Parker’s employment agreement is described under the heading “COMPENSATION DISCUSSION AND ANALYSIS — Employment Contracts and Other Arrangements Providing for Payments Upon Termination of Employment or Change in Control - Employment Agreement for Bruce D. Parker” beginning on page 26. Mr. Parker is the Founder and President of IT Management Group, LLC, a specialty consulting group that advises and manages information technology organizations for corporations in Europe and the United States. Mr. Parker served as Executive Vice President of Sapient Corporation, a business and technology consulting firm, from December 1999 until his retirement in July 2002. From December 1997 to December 1999, Mr. Parker served as Senior Vice President and Chief Information Officer at United Airlines, Inc. From September 1994 to December 1997, Mr. Parker was Senior Vice President — Management Information Systems and Chief Information Officer at Ryder System, Inc., a company providing transportation and supply-chain management solutions. Mr. Parker is also a director of Sapient Corporation.

James E. Riddle	Director since 2000
     Mr. Riddle, age 65, has been in the growth management and consulting business since July 1999, most recently as Chief Executive Officer/Partner of Astadia Consulting, LLC, a management consulting firm, since October 2006, as Chief Executive Officer/Partner of GrowthCircle, LLC, a management consulting firm, from August 2001 to October 2006, and as Vice Chairman of Enterasys Systems, Inc., an enterprise network provider, from August 2000 to April 2001. Previously, Mr. Riddle served from 1997 to 1999 as President and Chief Operating Officer of Norrell Services, Inc., an outsourcing information technology and staffing services company. Prior to joining Norrell Services, Inc., for four years, Mr. Riddle served Ryder System, Inc. in several capacities, primarily in marketing and sales, including as President of Ryder International. Mr. Riddle served Xerox Corporation for 26 years in a variety of senior management positions, including Vice President of Marketing and Vice President of Field Operations for the United States operations and Vice President of Marketing and Sales for the European operations. Mr. Riddle is also a director of Danka Business Systems PLC.
Recommendation and Vote
     Under Ohio law and AirNet’s Code of Regulations, the five nominees for election to the Board receiving the greatest number of votes “FOR” election will be elected as directors of AirNet.
     The individuals named as proxies in the accompanying proxy card will vote the common shares represented by valid proxies received under this solicitation prior to the 2007 Annual Meeting for the Board’s nominees unless otherwise instructed on the proxy card. Common shares as to which the authority to vote is withheld will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.
     The AirNet Board recommends that shareholders vote FOR the re-election of all of the nominees named above.
PROPOSED AMENDMENTS TO SECTIONS 1.04(A) AND 1.04(B) OF AIRNET’S CODE OF REGULATIONS
(Item 2 on Proxy)
     On March 28, 2007, the Board unanimously approved, subject to adoption by AirNet’s shareholders, amendments to Sections 1.04(A) and 1.04(B) of AirNet’s Code of Regulations (i) to permit AirNet to notify shareholders of the time, place and purposes of each meeting of the shareholders by personal delivery or by mail, overnight delivery or any other means of communication authorized by the shareholder receiving the notice and (ii) to require that shareholders be provided written notice of an AirNet shareholder meeting not less than 10 days nor more than 60 days before the date of the shareholder meeting.
     The full text of Sections 1.04(A) and 1.04(B) of AirNet’s Code of Regulations reflecting these amendments is attached to this Proxy Statement as Appendix A. The following description of the amendments is qualified in its entirety by reference to Appendix A.
     Section 1.04(A) of AirNet’s Code of Regulations currently requires AirNet to give written notices of a meeting to shareholders of record by personal delivery or by mail, setting forth the time, place and purposes of each shareholder meeting. The current requirements of Section 1.04(A) of AirNet’s Code of Regulations were consistent with Ohio law when AirNet’s Code of Regulations was adopted. However, given recent developments in Ohio corporate law and advances in electronic communications, the Board believes that the requirement that shareholder notices be personally delivered or delivered by mail is no longer necessary or justified if a shareholder wishes to receive notices electronically.
     Ohio law now permits corporations to provide notices to shareholders regarding the time, place and purposes of shareholder meetings by any alternative means of communication which is authorized by the shareholder to whom the notice is given. Accordingly, the proposed amendment to Section 1.04(A) of AirNet’s Code of Regulations would allow AirNet, if authorized by the shareholder in advance, to send notices of shareholder meetings to such shareholder by alternative means of communication, such as e-mail.
     A shareholder would not be compelled to receive such notices by e-mail or other electronic means. Rather, electronic communication would be used only if authorized in advance by the individual shareholder, as required by Ohio law, and a shareholder will have the right to revoke the authorization at any time. In addition, if AirNet were unsuccessful in two consecutive attempts to deliver a notice electronically to a shareholder and has received notice that delivery was unsuccessful, the shareholder’s authorization would be deemed revoked under Ohio law.

     Section 1.04(A) of AirNet’s Code of Regulations currently requires AirNet to provide shareholders written notice of shareholder meetings not less than seven nor more than 60 days before the date of the meeting. The shareholder notice requirements in Section 1.04(A) comply with current Ohio law. However, Section 703 of the Company Guide of the American Stock Exchange LLC (“AMEX”) requires that an AMEX listed company provide shareholders written notice of shareholder meetings at least 10 days in advance of the date of the meeting. At the time AirNet submitted its listing application to AMEX, AirNet represented to AMEX that AirNet would comply with the 10-day notice requirement of Section 703 of the AMEX Company Guide and would submit a proposal to shareholders to amend AirNet’s Code of Regulations to comply with the 10-day notice requirement under the AMEX Company Guide. The Board believes that it would be fair and in the best interest of the shareholders to provide for such 10-day notice requirement in AirNet’s Code of Regulations.
     Section 1.04(B) of AirNet’s Code of Regulations currently requires that the President or Secretary of AirNet provide shareholders written notice of a shareholder meeting not less than seven nor more than 60 days after such officer’s receipt of a request to call a shareholder meeting by a person entitled to call such a meeting. In order to comply with AirNet’s representation to AMEX and conform Section 1.04(B) of AirNet’s Code of Regulations to the proposed changes to Section 1.04(A), both as described above, the Board believes that it would be fair and in the best interest of the shareholders to amend Section 1.04(B) of AirNet’s Code of Regulations to require that shareholders be provided with written notice of a shareholder meeting not less than 10 days nor more than 60 days after the receipt of a request for such a shareholder meeting by a person entitled to call such a meeting.
Recommendation and Vote
     The affirmative vote of the holders of AirNet common shares entitling them to exercise not less than a majority of the voting power of AirNet on the proposal to amend Sections 1.04(A) and 1.04(B) of AirNet’s Code of Regulations is necessary to adopt the amendments to Sections 1.04(A) and 1.04(B) of AirNet’s Code of Regulations. Under Ohio law and AirNet’s Code of Regulations, the effect of an abstention or a broker non-vote is the same as a “no” vote. The individuals named as proxies in the accompanying proxy card will vote the common shares represented by valid proxies received under this solicitation prior to the 2007 Annual Meeting as specified or, if no instructions are given, except in the case of broker non-votes, FOR the adoption of the proposed amendments to Sections 1.04(A) and 1.04(B) of AirNet’s Code of Regulations.
     The AirNet Board recommends that shareholders vote FOR the adoption of the proposed amendments to Sections 1.04(A) and 1.04(B) of AirNet’s Code of Regulations.
CORPORATE GOVERNANCE
     Director Independence
     The common shares of AirNet traded on the New York Stock Exchange (“NYSE”) until January 24, 2006 and on January 25, 2006, the common shares of AirNet began trading on AMEX.
     Applicable sections of the AMEX Company Guide (the “AMEX Rules”) require that a majority of the members of AirNet’s Board be independent directors. The definition of an “independent director” for purposes of the AMEX Rules includes a series of objective tests, which AirNet has used in determining whether the members of the AirNet Board are independent. In addition, a member of AirNet’s Audit Committee will not be considered to be independent under the applicable AMEX Rules if he (i) does not satisfy the independence standards in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) has participated in the preparation of the financial statements of AirNet or any of AirNet’s current subsidiaries at any time during the past three years.
     As required by the AMEX Rules, AirNet’s Board has affirmatively determined that each independent director has no relationship with AirNet or any of AirNet’s subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making determinations as to the independence of AirNet’s directors consistent with the definition of “independent directors” in the applicable AMEX Rules, the Board reviewed, considered and discussed:
•	the relationships (including employment, commercial, industrial, consulting, legal, accounting, charitable and family relationships) of each director (and the immediate family members of each director) with AirNet and/or any of AirNet’s subsidiaries (either directly or as a partner, manager, director, trustee, controlling shareholder, officer, employee or member of any organization that has any such relationship) since January 1, 2004;

•	the compensation and other payments each director (and the immediate family members of each director):
•	has received from or made to AirNet and/or any of AirNet’s subsidiaries (either directly or as a partner, manager, director, trustee, controlling shareholder, officer, employee or member of an organization which has received compensation or payments from or made payments to AirNet and/or any of AirNet’s subsidiaries) since January 1, 2004; and

•	presently expects to receive or make to AirNet and/or any of AirNet’s subsidiaries (either directly or as a partner, manager, director, trustee, controlling shareholder, officer, employee or member of an organization);
•	the relationship, if any, between each director (and the immediate family members of each director) and AirNet’s independent registered public accounting firm since January 1, 2004;

•	whether any director (or any immediate family member of any director) is employed as an executive officer of another entity where at any time since January 1, 2004, any of AirNet’s executive officers served or presently serve on the compensation committee of such other entity; and

•	whether any director has participated in the preparation of the financial statements of AirNet or any of AirNet’s current subsidiaries at any time since January 1, 2004.
     Based upon that review, consideration and discussion and the unanimous recommendation of the Nominating and Corporate Governance Committee, the Board has determined that at least a majority of its members qualify as independent directors under the applicable AMEX Rules. The Board has determined that each of James M. Chadwick, Gerald Hellerman and James E. Riddle qualifies as an independent director because he has no financial or personal relationship, either directly or indirectly, with AirNet or AirNet’s subsidiaries other than: (i) ownership of AirNet common shares and (ii) compensation received in his capacity as a director of AirNet. In addition, during his tenure on the Board for a portion of the 2006 fiscal year, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the Board determined that David P. Lauer qualified as an independent director under the applicable AMEX Rules because he had no financial or personal relationship, either directory or indirectly, with AirNet or AirNet’s subsidiaries other than ownership of AirNet common shares and compensation received in his capacity as a director of AirNet.
     Bruce D. Parker qualified as an independent director under the applicable AMEX Rules until December 28, 2006, when he was elected Chief Executive Officer and President of AirNet.
     Joel E. Biggerstaff did not qualify as an independent director during his tenure on the Board because he served as an executive officer of AirNet until his resignation from his positions as Chief Executive Officer and President of AirNet effective December 28, 2006 and as Chairman of the Board and a director of AirNet effective December 31, 2006.
     The law firm of Vorys, Sater, Seymour and Pease LLP performed legal services for AirNet and its subsidiaries during the 2006 fiscal year and continues to do so. The fees received by that law firm were less than 1% of such firm’s 2006 gross revenues. Russell M. Gertmenian is a partner with Vorys, Sater, Seymour and Pease LLP. While the Board feels that Mr. Gertmenian’s relationship with the law firm does not interfere with his exercise of independent judgment in carrying out his responsibilities as a director, the Board has determined that Mr. Gertmenian’s relationship may give the appearance of a conflict of interest and, as such, has determined that he should not be considered an independent director.
Communications with the Board
     The Board believes it is important for shareholders to have a process to send communications to the Board and its individual members. Accordingly, shareholders who wish to communicate with the Board, the independent directors, a group of directors or a particular director may do so by sending a letter to such individual or individuals, in care of Gary W. Qualmann, Chief Financial Officer, Treasurer and Secretary of AirNet, to AirNet’s executive offices at 7250 Star Check Drive, Columbus, Ohio 43217. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder — Board Communication,” “Shareholder — Director Communication,” “Shareholder — Independent Director Communication” or otherwise be marked as appropriate. All such letters must identify the author as a shareholder and clearly state whether the correspondence is directed to all members of the Board or to certain specified individual directors. AirNet’s Secretary will make copies of all such letters and circulate them to the appropriate director or directors. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening. There is no screening in respect of shareholder communications. In addition, shareholders may contact the directors through the Mysafeworkplace.com Hotline. The Mysafeworkplace.com Hotline can be reached at 800-461-9330 or via e-mail at www.mysafeworkplace.com. All communications received through the Mysafeworkplace.com Hotline are categorized by incident type and are then referred to Gerald Hellerman, Chair of the Audit Committee; Gary W. Qualmann, Chief Financial Officer, Secretary and Treasurer of AirNet; and/or Beth Filipkowski, Director of Human Resources of AirNet, depending on the subject matter. All communications involving accounting, securities, ethical or regulatory issues are referred to Mr. Hellerman.
Nominating Procedures
     The Nominating and Corporate Governance Committee recommended the nominees identified under the caption “ELECTION OF DIRECTORS” for re-election as directors of AirNet at the 2007 Annual Meeting. As detailed in its charter, the Nominating and Corporate Governance Committee has the responsibility to identify and recommend to the full Board individuals qualified to become directors and to recommend director nominees to the Board.
     When considering candidates for the Board, the Nominating and Corporate Governance Committee evaluates the entirety of each candidate’s credentials and does not have specific eligibility requirements or minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers those factors it considers appropriate, including judgment, skill, diversity, strength of character, experience with businesses and organizations of comparable size or scope, experience as an executive of or adviser to a publicly traded or private company, experience and skill relative to other Board members, specialized knowledge or experience, and the desirability of the candidate’s membership on the Board and any committees of the Board. Depending on the current needs of the Board, the Nominating and Corporate Governance Committee may weigh certain factors more or less heavily. The Nominating and Corporate Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.
     The Nominating and Corporate Governance Committee will consider candidates for the Board from any reasonable source, including shareholder recommendations, but does not evaluate candidates differently based on who has made the recommendation. The Nominating and Corporate Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used by the Nominating and Corporate Governance Committee or the full Board to date.
     Shareholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by sending the recommendation to James M. Chadwick, Chair of the Nominating and Corporate Governance Committee, in care of AirNet, to AirNet’s executive offices at 7250 Star Check Drive, Columbus, Ohio 43217. The recommendation must give the candidate’s name, age, business address, residence address and principal occupation. The recommendation must also describe the recommended director candidate’s qualifications, attributes, skills and other qualities. A written statement from the candidate consenting to serve as a director, if elected, and a commitment by the candidate to meet personally with the Nominating and Corporate Governance Committee members, must accompany any such recommendation.
     The Board, taking into account the recommendations of the Nominating and Corporate Governance Committee, selects nominees for election as directors at each annual meeting of shareholders. In addition, shareholders wishing to nominate directors for election may do so provided they comply with the nomination procedures set forth in AirNet’s Code of Regulations. In order to nominate an individual for election as a director at a meeting, a shareholder must give written notice of the shareholder’s intent to make such nomination. The notice must be sent to AirNet’s Secretary and delivered in person or mailed and received at AirNet’s principal executive offices not less than 60 days or more than 90 days prior to any meeting called for the election of directors. However, if notice or public disclosure of the date of the meeting is given or made less than 70 days prior to the meeting, the shareholder notice must be received by AirNet’s Secretary not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or publicly disclosed. AirNet’s Secretary will deliver any shareholder notice received in a timely manner to the Nominating and Corporate Governance Committee for review. Each shareholder notice must include the following information: (i) the name and address of the shareholder who intends to make the nomination and of the individual to be nominated; (ii) a representation that the shareholder is a holder of record of common shares and intends to appear at the meeting in person or by proxy to submit the nomination; (iii) a description of any arrangement or understanding between the shareholder and the nominee or any other person providing for the nomination; and (iv) any other information concerning the nominee proposed by the shareholder that must be disclosed of nominees in proxy solicitations under applicable SEC rules. Each notice must also be accompanied by the written consent of the proposed nominee to serve if elected. No individual may be elected as a director unless he or she has been nominated by a shareholder in the manner just described or by the Board or the Nominating and Corporate Governance Committee of the Board.
     Shareholders seeking to nominate candidates for election as directors at the 2007 Annual Meeting were required to provide notice thereof to AirNet no later than the close of business on April 7, 2007. No shareholder provided the requisite notice by such date.
Corporate Governance Documents
     AirNet’s Board has adopted charters for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee as well as Corporate Governance Guidelines.
     In addition, the AirNet Board has adopted a Code of Business Conduct and Ethics covering the directors, officers and employees (team members) of AirNet and its subsidiaries, including AirNet’s Chairman of the Board, Chief Executive Officer and President (the principal executive officer), AirNet’s Chief Financial Officer, Treasurer and Secretary (the principal financial officer) and AirNet’s Vice President of Finance, Controller and Principal Accounting Officer (the principal accounting officer). The Code of Business Conduct and Ethics is intended to set forth AirNet’s expectations for the conduct of ethical business practices by the officers, directors and employees of AirNet and AirNet’s subsidiaries, to promote advance disclosure and review of potential conflicts of interest and similar matters, to protect and encourage the reporting of questionable behavior and to discipline appropriately those who engage in improper conduct.
     The text of each of the Audit Committee Charter, the Compensation Committee Charter, the Nominating and Corporate Governance Committee Charter, the Corporate Governance Guidelines and the Code of Business Conduct and Ethics is posted under the “Corporate Governance” link on the “Investor Relations” page of AirNet’s Internet website located at www.airnet.com. Interested persons may also obtain copies of the Audit Committee Charter, the Compensation Committee Charter, the Nominating and Corporate Governance Committee Charter, the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, without charge, by writing to the Chief Financial Officer, Treasurer and Secretary of AirNet at AirNet Systems, Inc., 7250 Star Check Drive, Columbus, Ohio 43217, Attention: Gary W. Qualmann.
BOARD OF DIRECTOR MEETINGS AND COMMITTEES OF THE BOARD
Meetings of the Board and Attendance at Annual Meetings of Shareholders
     The Board held 22 regularly scheduled or special meetings during the 2006 fiscal year. Each incumbent director attended at least 75% of the aggregate of the total number of meetings held by the Board during the 2006 fiscal year, and the total number of meetings held by all Board committees on which he served, during the period of the 2006 fiscal year when he served as a committee member.
     In accordance with AirNet’s Corporate Governance Guidelines, the non-management directors of AirNet meet (without management present) at regularly scheduled executive sessions at least twice per year and at such other times as the non-management directors deem necessary or appropriate. James E. Riddle has been chosen as the lead director and presides at all executive sessions of the non-management directors of AirNet. In addition, at least once a year, the independent directors of AirNet meet in executive session. Mr. Riddle also presides at these meetings.
     Although AirNet does not have a formal policy requiring members of the Board to attend annual meetings of the shareholders, AirNet encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. The six directors who were then directors of AirNet (Joel E. Biggerstaff, James M. Chadwick, Russell M. Gertmenian, Gerald Hellerman, Bruce D. Parker and James E. Riddle) attended AirNet’s last annual meeting of shareholders held on August 3, 2006.
Committees of the Board
     The Board has three standing committees — the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. On December 16, 2005, AirNet’s Board established a Strategy Committee to work with management on the ongoing business strategy and alternatives for AirNet to enhance shareholder value. The Strategy Committee was dissolved on February 27, 2007.

     Audit Committee
     The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and is currently comprised of Gerald Hellerman (Chair), James E. Riddle and James M. Chadwick. David P. Lauer served as a member and Chair of the Audit Committee during the 2006 fiscal year until his resignation from the Board on May 11, 2006. On that same day, upon the recommendation of the Nominating and Corporate Governance Committee, the AirNet Board appointed Gerald Hellerman to serve as a member of the Audit Committee and also appointed Mr. Hellerman to serve as Chair of the Audit Committee. Bruce D. Parker served as a member of the Audit Committee during the 2006 fiscal year until December 28, 2006, when he resigned as a member of the Audit Committee immediately prior to and in connection with his election as Chief Executive Officer and President of AirNet. Each of Messrs. Riddle and Chadwick also served on the Audit Committee throughout the 2006 fiscal year. Upon the recommendation of the Nominating and Corporate Governance Committee, AirNet’s Board has determined that each current member of the Audit Committee qualifies as an independent director under the applicable AMEX Rules and under SEC Rule 10A-3. During their tenure on the Audit Committee, each of Messrs. Lauer and Parker was determined to qualify as an independent director by the AirNet Board, upon the recommendation of the Nominating and Corporate Governance Committee, under the applicable AMEX Rules and under SEC Rule 10A-3.
     Upon the recommendation of the Nominating and Corporate Governance Committee, AirNet’s Board has also determined that Gerald Hellerman qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of SEC Regulation S-K, and satisfies the financial sophistication requirement of the AMEX Rules by virtue of his experience described above under the caption “ELECTION OF DIRECTORS — Nominees Standing for Re-Election to the Board of Directors.” In addition to the qualification of Mr. Hellerman as an “audit committee financial expert,” AirNet’s Board strongly believes that each member of the Audit Committee is highly qualified to discharge his duties on behalf of AirNet and AirNet’s subsidiaries, and satisfies the financial literacy requirements of the AMEX Rules.
     The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Audit Committee’s charter, as amended, is posted under the “Corporate Governance” link on the “Investor Relations” page of AirNet’s website at www.airnet.com. Shareholders may also obtain a copy of the Audit Committee charter, without charge, by writing to the Chief Financial Officer, Treasurer and Secretary of AirNet at AirNet Systems, Inc., 7250 Star Check Drive, Columbus, Ohio 43217, Attention: Gary W. Qualmann. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter in consultation with the Nominating and Corporate Governance Committee and recommends changes to the full Board as necessary.
     The Audit Committee’s duties and responsibilities are set forth in its charter. The primary functions of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of AirNet’s consolidated financial statements; (ii) AirNet’s compliance with legal and regulatory requirements, including the legal compliance and ethics programs established by management and the Board; (iii) the qualifications and independence of AirNet’s independent registered public accounting firm; and (iv) the performance of AirNet’s internal audit function and its independent registered public accounting firm. The Audit Committee’s specific responsibilities include: (a) overseeing AirNet’s accounting and financial reporting processes on behalf of the Board; (b) appointing and retaining AirNet’s independent registered public accounting firm for each fiscal year and determining the terms of engagement, including the proposed fees and terms of service; (c) monitoring the independence, qualifications and performance of AirNet’s independent registered public accounting firm; (d) reviewing and approving in advance all audit and all permitted non-audit services; (e) reviewing the activities of the personnel performing the internal audit function and AirNet’s independent registered public accounting firm; (f) setting hiring policies for employees or former employees of AirNet’s independent registered public accounting firm; (g) reviewing AirNet’s accounting policies and practices; (h) instituting procedures for the receipt, review, retention and treatment of complaints received by AirNet regarding accounting, internal accounting controls or auditing matters; (i) reviewing and making recommendations to the AirNet Board with respect to any proposed transaction involving AirNet or any AirNet subsidiary, and any director or executive officer of AirNet or any AirNet subsidiary, or any such transaction involving an immediate family member of any such director or executive officer or involving any entity in which any such director or executive officer has more than a modest financial interest; and (j) other matters required by the Public Company Accounting Oversight Board, the SEC, AMEX and similar bodies or agencies. Pursuant to its charter, the Audit Committee has the authority to engage and compensate such independent counsel and other advisors as the Audit Committee determines necessary to carry out its duties.
     The Audit Committee held five meetings during the 2006 fiscal year. The Audit Committee’s report relating to the 2006 fiscal year begins on page 48.

     Compensation Committee
     The Compensation Committee is currently comprised of James E. Riddle (Chair), Gerald Hellerman and James M. Chadwick. David P. Lauer served as a member of the Compensation Committee during the 2006 fiscal year until his resignation from the Board on May 11, 2006. Bruce D. Parker served as a member of the Compensation Committee during the 2006 fiscal year until December 28, 2006, when he resigned as a member of the Compensation Committee immediately prior to and in connection with his election as Chief Executive Officer and President of AirNet. Each of Messrs. Hellerman and Riddle also served on the Compensation Committee throughout the 2006 fiscal year. Mr. Chadwick was appointed to the Compensation Committee effective February 27, 2007. Upon the recommendation of the Nominating and Corporate Governance Committee, AirNet’s Board has determined that each member of the Compensation Committee qualifies as an independent director under the applicable AMEX Rules, an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and a non-employee director for purposes of Rule 16b-3 under the Exchange Act. During their tenure on the Compensation Committee, each of Messrs. Lauer and Parker was determined by the AirNet Board, upon the recommendation of the Nominating and Corporate Governance Committee, to qualify as an independent director under the applicable AMEX Rules, an outside director for purposes of Section 162(m) of the Internal Revenue Code and a non-employee director for purposes of Rule 16b-3 under the Exchange Act.
     The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Compensation Committee’s charter, as amended, is posted under the “Corporate Governance” link on the “Investor Relations” page of AirNet’s website at www.airnet.com. Shareholders may also obtain a copy of the Compensation Committee charter, without charge, by writing to the Chief Financial Officer, Treasurer and Secretary of AirNet at AirNet Systems, Inc., 7250 Star Check Drive, Columbus, Ohio 43217, Attention: Gary W. Qualmann. The Compensation Committee periodically reviews and reassesses the adequacy of its charter in consultation with the Nominating and Corporate Governance Committee and recommends changes to the full Board as necessary.
     The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee, which include: (i) reviewing and approving the general compensation policies applicable to AirNet’s Chief Executive Officer and other members of senior management; (ii) determining the methods and criteria for the review and evaluation of the performance of AirNet’s Chief Executive Officer and other members of senior management, including the corporate goals and objectives relevant to their respective compensation; (iii) evaluating the performance of AirNet’s Chief Executive Officer and other members of senior management in light of the approved corporate goals and objectives and determining and approving the compensation of each based on such evaluation; (iv) reviewing and discussing with the Board and AirNet’s Chief Executive Officer the organizational structure of AirNet, succession planning and development recommendations; (v) evaluating existing, and, if directed by the Board, negotiating and approving proposed employment contracts or severance arrangement between AirNet and members of senior management; (vi) administering, reviewing and making recommendations to the Board regarding AirNet’s incentive-compensation plans, equity compensation plans and other plans in accordance with applicable laws, rules and regulations; (vii) reviewing and recommending to the Board the compensation policy for the directors of AirNet who are not officers or employees of AirNet (the “non-employee directors”) and changes to the compensation of the non-employee directors; and (viii) overseeing the preparation of the compensation discussion and analysis and recommending to the full Board its inclusion in AirNet’s proxy statement in accordance with applicable AMEX Rules and applicable SEC rules. Additional information concerning the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation is addressed under the caption “COMPENSATION DISCUSSION AND ANALYSIS” below.
     The Compensation Committee has the authority to retain consultants to assist in the evaluation of director, Chief Executive Officer or senior management compensation. The Compensation Committee has sole authority to retain and terminate any such compensation consultants, including sole authority to approve the consultants’ fees and other retention terms.
     The Compensation Committee held eight meetings during the 2006 fiscal year. The compensation discussion and analysis regarding executive compensation for the 2006 fiscal year begins on page 17 and the Compensation Committee Report for the 2006 fiscal year is on page 35.
     Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee is currently comprised of James M. Chadwick (Chair), James E. Riddle and Gerald Hellerman. Each of Messrs. Hellerman and Riddle also served on the Nominating and Corporate Governance Committee throughout the 2006 fiscal year. Mr. Chadwick was appointed to the Nominating and Corporate Governance Committee on August 3, 2006 and appointed Chair of such Committee on February 27, 2007. David P. Lauer served as a member of the

Nominating and Corporate Governance Committee during the 2006 fiscal year until his resignation from the Board on May 11, 2006. Bruce D. Parker served as a member and Chair of the Nominating and Corporate Governance Committee during the 2006 fiscal year until December 28, 2006, when he resigned as a member of the Nominating and Corporate Governance Committee immediately prior to and in connection with his election as Chief Executive Officer and President of AirNet. AirNet’s Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as an independent director under the applicable AMEX Rules. During their tenure on the Nominating and Corporate Governance Committee, each of Messrs. Lauer and Parker was determined by AirNet’s Board to qualify as an independent director under applicable AMEX Rules.
     The Nominating and Corporate Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Nominating and Corporate Governance Committee’s charter, as amended, is posted under the “Corporate Governance” link on the “Investor Relations” page of AirNet’s website at www.airnet.com. Shareholders may also obtain a copy of the Nominating and Corporate Governance Committee charter, without charge, by writing to the Chief Financial Officer, Treasurer and Secretary of AirNet at AirNet Systems, Inc., 7250 Star Check Drive, Columbus, Ohio 43217, Attention: Gary W. Qualmann. The Nominating and Corporate Governance Committee periodically reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.
     The purpose of the Nominating and Corporate Governance Committee is to provide oversight on a broad range of issues surrounding the composition and operation of the Board. The primary responsibilities of the Nominating and Corporate Governance Committee include: (i) establishing and articulating the qualifications, desired background and selection criteria for members of the Board; (ii) developing a policy with regard to the consideration of candidates for election or appointment to the Board recommended by shareholders of AirNet and procedures to be followed by shareholders in submitting such recommendations; (iii) making recommendations to the full Board concerning all nominees for Board membership, including the re-election of existing Board members and the filling of any vacancies; (iv) evaluating and making recommendations to the full Board concerning the number and responsibilities of Board committees and committee assignments; (v) periodically reviewing and making recommendations to the full Board regarding director compensation and stock ownership; (vi) developing and periodically reviewing a set of written corporate governance guidelines applicable to AirNet in accordance with applicable laws, rules, regulations and listing standards; (vii) overseeing the annual review of the effectiveness of the operation of the Board and the Board committees; and (viii) considering matters related to the retirement of Board members, including consideration of a recommended retirement age. Pursuant to its charter, the Nominating and Corporate Governance Committee has the sole authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm.
     The Nominating and Corporate Governance Committee held two meetings during the 2006 fiscal year.
     Strategy Committee
     On December 16, 2005, AirNet’s Board established a Strategy Committee to work with management on the ongoing business strategy and alternatives for AirNet to enhance shareholder value. The Strategy Committee was comprised of Bruce D. Parker (Chair) and James M. Chadwick. The Strategy Committee met 45 times during the 2006 fiscal year. The Strategy Committee was dissolved on February 27, 2007.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Compensation Committee of AirNet’s Board is currently comprised of James E. Riddle (Chair), James M. Chadwick and Gerald Hellerman. David P. Lauer served as a member of the Compensation Committee during the 2006 fiscal year until his resignation from the Board on May 11, 2006. Bruce D. Parker served as a member of the Compensation Committee during the 2006 fiscal year until December 28, 2006, when he resigned as a member of the Compensation Committee immediately prior to and in connection with his election as Chief Executive Officer and President of AirNet. Each of Messrs. Hellerman and Riddle also served on the Compensation Committee throughout the 2006 fiscal year. Mr. Chadwick was appointed to the Compensation Committee effective February 27, 2007.
     All of the current members of the Compensation Committee qualify as independent directors under the applicable AMEX Rules and during their tenure on the Compensation Committee, each of Messrs. Lauer and Parker qualified as an independent director under the applicable AMEX Rules. No current member of the Compensation Committee is a present or past employee or officer of AirNet or any of AirNet’s subsidiaries. Neither Mr. Lauer nor Mr. Parker was an employee or officer of AirNet or any of AirNet’s subsidiaries during his tenure on the Compensation Committee or prior thereto. None of the current members of the Compensation

Committee has had, and during their tenure on the Compensation Committee, neither Mr. Lauer nor Mr. Parker had, any relationship with AirNet or any of AirNet’s subsidiaries requiring disclosure under any paragraph of Item 404 of SEC Regulation S-K.
     None of AirNet’s executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on AirNet’s Board or Compensation Committee.
EXECUTIVE OFFICERS OF AIRNET
     The following table identifies the executive officers of AirNet. The executive officers are elected annually and serve at the pleasure of the Board and, in the case of Bruce D. Parker, Gary W. Qualmann, Larry M. Glasscock, Jr. and Jeffery B. Harris, pursuant to employment agreements. This table lists each executive officer’s age as of the date of this Proxy Statement as well as the positions held by each executive officer with AirNet and his individual business experience. There are no family relationships among any of the directors and current executive officers of AirNet.

Name	Age	Positions
Bruce D. Parker	59	Chairman of the Board, Chief Executive Officer, President and a director
Gary W. Qualmann	55	Chief Financial Officer, Treasurer and Secretary
Larry M. Glasscock, Jr.	50	Senior Vice President, Express Services
Jeffery B. Harris	48	Senior Vice President, Bank Services
Ray L. Druseikis	55	Vice President of Finance, Controller and Principal Accounting Officer
Craig A. Leach	50	Vice President, Information Systems
Bruce D. Parker was elected as AirNet’s Chief Executive Officer and President effective December 28, 2006 and as AirNet’s Chairman of the Board effective December 31, 2006. He is the Founder and President of IT Management Group, LLC, a specialty consulting group that advises and manages information technology organizations for corporations in Europe and the United States. Mr. Parker served as Executive Vice President of Sapient Corporation, a business and technology consulting firm, from December 1999 until his retirement in July 2002. From December 1997 to December 1999, Mr. Parker served as Senior Vice President and Chief Information Officer at United Airlines, Inc. From September 1994 to December 1997, Mr. Parker was Senior Vice President — Management Information Systems and Chief Information Officer at Ryder System, Inc., a company providing transportation and supply-chain management solutions. Mr. Parker is also a director of Sapient Corporation.
Gary W. Qualmann has served as AirNet’s Chief Financial Officer, Treasurer and Secretary since September 2003. From February 2002 through August 2003, Mr. Qualmann served as Chief Financial Officer and Treasurer of Metatec, Inc., a manufacturer and distributor of electronic media which filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code on October 17, 2003. Mr. Qualmann provided financial consulting services to Metatec, Inc. from October 2001 through February 2002. From March 1996 until June 2001, Mr. Qualmann was Chief Financial Officer, Treasurer and Secretary of MindLeaders.com, Inc., an e-learning company based in Columbus, Ohio. From May 1988 until July 1995, Mr. Qualmann served as Executive Vice President and Chief Financial Officer of Red Roof Inns, Inc., a lodging company based in Hilliard, Ohio.
Larry M. Glasscock, Jr. has served as AirNet’s Senior Vice President, Express Services since February 2003. From February 2002 through February 2003, Mr. Glasscock served as Senior Vice President of Evercom Systems, Inc., a national provider of telecom services. From April 2001 through February 2002, Mr. Glasscock served as Executive Vice President of NextJet Technologies, a software and technology solutions organization. Mr. Glasscock served as Chief Executive Officer of Expedited Delivery Systems, Inc., a time-definite trucking concern, from August 1999 to September 2000 and as its President and Chief Operating Officer from January 1998 through August 1999.
Jeffery B. Harris has served as AirNet’s Senior Vice President, Bank Services since May 2000. Mr. Harris joined AirNet in June 1996 as the relationship manager for Banking Sales and was appointed Vice President, Sales in the banking division in October 1997.

Ray L. Druseikis has served as AirNet’s Vice President of Finance, Controller and Principal Accounting Officer since June 30, 2005. Mr. Druseikis had served as an independent consultant to AirNet from June 30, 2004 until his election as an officer of AirNet, providing assistance in the process of documenting and testing AirNet’s internal control over financial reporting for purposes of satisfying the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Prior to joining AirNet, Mr. Druseikis had provided contract accounting and financial consulting services to publicly-traded and privately-owned companies since October 2002. In addition, from September 2003 to April 2004, Mr. Druseikis served as the Chief Financial Officer of SEA, Ltd., a privately-owned forensic engineering services company. From February 2000 to March 2002, Mr. Druseikis served as Corporate Controller for The Dispatch Printing Company, a privately-owned enterprise with varies business interests in media, real estate and venture capital. From January 1997 to February 2000, Mr. Druseikis served as Controller and Chief Accounting Officer for Crown NorthCorp Inc., a publicly-traded real estate financial services company.
Craig A. Leach has served as AirNet’s Vice President, Information Systems since January 2000. Mr. Leach established AirNet’s Information Systems Department in 1985 and was named Director of Information Systems in 1996.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
     The following Compensation Discussion and Analysis describes AirNet’s executive compensation philosophy, objectives and policies and the components of compensation for the individuals who are identified in the Summary Compensation Table on page 36. As described on page 14, the Compensation Committee is responsible for, among other things, approving the general compensation policies applicable to AirNet’s executive officers, determining the goals and objectives relevant to the compensation of AirNet’s executive officers, evaluating the performance of AirNet’s executive officers, determining the amount, form and terms of compensation awarded to AirNet’s executive officers and ensuring that such compensation adheres to AirNet’s compensation policies and is fair, reasonable and competitive.
     The Compensation Committee is currently comprised of three directors who qualify as independent directors under the applicable AMEX Rules. James E. Riddle (Chair) and Gerald Hellerman served as members of the Compensation Committee throughout the 2006 fiscal year and continue to serve as members. James M. Chadwick began serving as a member of the Compensation Committee effective as of February 27, 2007. David P. Lauer served as a member of the Compensation Committee during the 2006 fiscal year until his resignation from the Board on May 11, 2006. Bruce D. Parker served as a member of the Compensation Committee during the 2006 fiscal year until December 28, 2006 when he resigned as a member of the Compensation Committee immediately prior to and in connection with his election as Chief Executive Officer and President of AirNet; however, Mr. Parker did not participate in the deliberations of the Compensation Committee regarding the terms of his compensation.
Compensation Philosophy and Objectives
     AirNet’s executive compensation programs are designed and administered to promote the following philosophy and objectives:
•	Attract and retain highly qualified executives. Compensation should reflect the value of the job in the marketplace. To attract and retain highly qualified executives, AirNet must remain competitive with the compensation programs of AirNet’s peer group—consisting of public companies of similar size that are engaged in cargo transportation—which competes with AirNet for talent.

•	Motivate and encourage. Compensation should motivate and encourage AirNet’s executive officers to perform at the highest level and in a manner that is consistent with AirNet’s corporate goals and objectives.

•	Reward performance. Compensation should be dependent on, and reward executive officers on the basis of, both individual and company performance consistent with the expectations defined by leadership practices and measurable objectives which support AirNet’s corporate goals and business and financial metrics.

•	Alignment with AirNet’s shareholders. Compensation should be structured to align the interests of AirNet’s executive officers with those of AirNet’s shareholders with the overall goal of improving shareholder value.

     AirNet believes that the overall structure of its compensation programs should be similar across the management team. Accordingly, while compensation levels will always reflect differences in job responsibilities and marketplace considerations, the types of compensation programs provided to AirNet’s executive officers are fundamentally the same as those provided to the other members of AirNet’s management team.
Market Data
     The Compensation Committee uses a variety of information and data to assist in determining appropriate executive officer compensation. In accordance with its written charter, the Compensation Committee has the authority to engage consultants to assist it in carrying out its responsibilities. In 2003, the Compensation Committee retained Vivient Consulting LLC (“Vivient”), an independent compensation consultant, to prepare an executive compensation and benchmarking study to help assess overall executive compensation. Vivient assisted AirNet in evaluating its compensation philosophy and programs by comparing the base salary, annual cash incentive compensation and long-term incentive compensation of AirNet’s executive officers to that of executive officers in comparable positions at a selected group of “peer” companies. The peer group consisted of public companies of similar size that are engaged in cargo transportation. Vivient also considered executive compensation data published in the following sources: Watson Wyatt 2002/2003 Industry Report on Top Management Compensation, 2003 Mercer Benchmark Database, Executive Positions, and Aspen Publishers 2003 Officer Compensation Report: The Executive Compensation Survey for Small to Medium Sized Businesses. For purposes of such comparison, Vivient gave one-third weighting to the peer group of companies and two-thirds weighting to the published surveys.
     A portion of the 2003 study also provided recommendations for the modification of AirNet’s long-term incentive compensation program to allow for incentive awards which are based on the satisfaction of multiple-year performance goals tied to profitability and revenue growth. However, as a result of AirNet’s decision in January 2005 to engage Brown Gibbons Lang & Company to evaluate certain strategic alternatives to enhance shareholder value, the Compensation Committee decided to suspend the granting of options and other forms of long-term incentive compensation awards to executive officers and other employees of AirNet. Accordingly, no options or other long-term incentive compensation awards were made to executive officers or other employees of AirNet during 2005 or 2006, other than the 150,000 options awarded to Mr. Parker in connection with his election as the Chief Executive Officer and President of AirNet on December 28, 2006 and certain options granted to directors under the 2004 Incentive Compensation Plan as described on page 46.
     In 2006, the Compensation Committee engaged Vivient to update the 2003 executive compensation and benchmarking study. Vivient compared the base salary, annual cash incentive compensation and long-term incentive compensation paid to AirNet’s executive officers during 2005 and prior years to a selected group of peer companies and certain published survey sources. The peer group consisted of public companies of similar size that are engaged in cargo transportation. Vivient also considered executive compensation data published in the following sources: Watson Wyatt 2005/2006 Industry Report on Top Management Compensation and 2005 Mercer Benchmark Database, Executive Positions. Vivient compared the various components of compensation paid to AirNet’s executive officers to the median amounts paid to executive officers in the peer group of companies and to median compensation amounts reported in the published surveys. For purposes of such comparison, Vivient gave one-third weighting to the peer group of companies and two-thirds weighting to the published surveys. Vivient concluded that the base salaries of AirNet’s executive officers, with the exception of AirNet’s chief executive officer, were at the median of the amounts paid to executive officers at the peer group of companies and in the published surveys. Vivient also concluded that:
•	Targeted maximum annual cash incentive compensation for AirNet’s executive officers, if actually paid, would have exceeded median competitive levels for the peer group of companies and as reported in the published surveys;

•	Actual annual cash incentive compensation payments to AirNet’s executive officers since 2003 had been below median competitive levels actually paid for the peer group of companies and as reported in the published surveys;

•	Total cash compensation (base salary and annual cash incentive compensation) paid to AirNet’s executive officers was at median levels for the peer group of companies and as reported in the published surveys;

•	The value of long-term incentive compensation awards granted to AirNet’s executive officers during the prior three year period has been well below median competitive levels for the peer group of companies and as reported in the published surveys due to AirNet’s stock price performance and AirNet’s decision to suspend the granting of equity-based awards after the 2004 fiscal year; and

•	Total direct compensation (total cash compensation paid plus the average value of long-term incentive compensation awards during the prior three year period) was below median competitive levels for the peer group of companies and as reported in the published surveys due to below market levels of long-term incentive compensation.
     The Compensation Committee also requested that Vivient provide more detailed benchmarking of the compensation of AirNet’s chief executive officer. Vivient concluded that the base salary of AirNet’s chief executive officer had fallen behind the competitive median salary of the peer group of companies and as reported in the published surveys due to steady annual increases in the compensation of chief executive officers of companies identified in the compensation studies and the fact that the salary of AirNet’s chief executive officer had been frozen for several years. The Compensation Committee considered the input of Vivient in determining the terms of Mr. Parker’s employment agreement and the various components of Bruce D. Parker’s compensation when he was elected as AirNet’s Chief Executive Officer and President on December 28, 2006, including the award of 150,000 options to Mr. Parker. The Compensation Committee increased the salary of AirNet’s chief executive officer to $360,000 to bring such salary in line with the median salaries paid to chief executive officers at the peer group of companies and as reported in the published surveys. The Compensation Committee also granted Mr. Parker 150,000 options to provide Mr. Parker with long-term incentive compensation potential and to align his interests with those of AirNet’s shareholders, with the overall goal of improving shareholder value.
     The Compensation Committee believes that it may be necessary to increase the level of long-term incentive compensation for certain executive officers as a result of the below market levels of this compensation component currently being provided to AirNet’s executive officers. In the future, the Compensation Committee may consider all types of equity awards under AirNet’s 2004 Incentive Stock Plan, including awards of restricted stock, stock options and other performance-based equity units. The Compensation Committee also may consider offering hiring bonuses to attract certain qualified executive officers to AirNet.
Setting Compensation and Role of Executive Officers in Compensation Decisions
     At its regularly scheduled meeting in March of each year, the Compensation Committee evaluates the performance of AirNet’s executive officers, determines whether they will receive incentive compensation payments for the prior year based on performance in that year and evaluates their compensation (including performance criteria for annual incentive compensation) for the current year. In the course of its deliberations, the Compensation Committee from time to time solicits the recommendations of the executive officers on various matters relating to compensation as discussed below. However, the Compensation Committee makes all final decisions regarding executive compensation.
     Various officers of AirNet assist the Compensation Committee in compensation decisions, including the design of incentive compensation programs, the establishment of personal goals under such programs, and the assessment of the performance of participants in such programs.
     AirNet’s Chief Executive Officer and AirNet’s Chief Financial Officer assist the Compensation Committee in the design and implementation of AirNet’s annual incentive compensation plan. The Chief Executive Officer and the Chief Financial Officer make recommendations to the Compensation Committee regarding various components of the annual incentive compensation plan, including the threshold financial performance level at which incentive compensation will begin to be paid, the maximum amount of incentive compensation available under the incentive compensation plan, and the financial performance level at which the maximum incentive compensation payout would be achieved. While the Chief Executive Officer and the Chief Financial Officer assist the Compensation Committee in this regard, the final design and operation of AirNet’s annual incentive compensation plan resides exclusively with the Compensation Committee.
     Joel E. Biggerstaff, who was then AirNet’s Chief Executive Officer and President, and Gary W. Qualmann, AirNet’s Chief Financial Officer, made recommendations to the Compensation Committee regarding the design of the 2006 Incentive Compensation Plan. Bruce D. Parker, AirNet’s Chief Executive Officer and President, and Mr. Qualmann made recommendations to the Compensation Committee regarding the design of the 2007 Incentive Compensation Plan. Mr. Parker, at the request of the Compensation Committee, also recommended that certain discretionary bonuses be paid under the 2006 Incentive Compensation Plan to designated participants and employees not participating in that plan.
     AirNet’s executive officers are also involved in setting personal goals for participants in the annual incentive compensation plans and the determination as to whether such goals have been achieved.

     Under the 2007 Incentive Compensation Plan, Mr. Parker established the personal goals for the other executive officers. The other executive officers recommend personal goals for participants in the 2007 Incentive Compensation Plan that report through such officers, which goals are approved by Mr. Parker.
2006 Executive Compensation Program
     During the 2006 fiscal year, AirNet focused primarily on a combination of base salary and annual cash incentive compensation. As discussed below, there were no options or other equity-based awards granted to any of the executive officers of AirNet, except to Mr. Parker in connection with his election as AirNet’s Chief Executive Officer and President. For the 2006 fiscal year, the principal components of compensation for AirNet’s executive officers were:
•	base salary based on the strategic importance to AirNet of the executive officer’s job functions, the individual’s performance and level of experience in his position, and a comparison of industry compensation practices;

•	annual cash incentive compensation based on performance in respect of business and financial metrics; and

•	perquisites.
     The base salary provided to AirNet’s executive officers is designed to provide a competitive level of base compensation and reward each executive officer based upon such executive officer’s individual performance and level of experience. The annual cash incentive compensation provides the opportunity for AirNet’s executive officers to earn variable compensation for short-term performance and is designed to reward executive officers for AirNet’s annual operating results and the achievement of personal objectives. AirNet’s option and other equity-based awards, when granted, are intended to provide long-term pay opportunities based upon achieving consistent operating results and growth that increases shareholder value. As discussed above, AirNet has not issued options to its executive officers, with the exception of Mr. Parker, since the 2004 fiscal year. Consequently, AirNet’s executive compensation during the 2005 and 2006 fiscal years consisted primarily of salary and annual cash incentive compensation payments. However, in the future, the Compensation Committee may consider all types of equity awards under AirNet’s 2004 Incentive Stock Plan in order to increase the long-term incentive compensation potential of certain executive officers.
     The Compensation Committee does not have a pre-established policy or target for the allocation between cash and non-cash compensation or short-term and long-term compensation. Instead, the Compensation Committee annually reviews the current facts and circumstances relating to AirNet and its executive officers to determine an appropriate mix of compensation that furthers AirNet’s compensation philosophy and objectives.
     Base Salary
     AirNet uses base salary as the guaranteed component of the executive officers’ annual compensation and believes that it is an important tool in attracting and retaining executive officers and rewarding individual performance. Base salaries for executive officers are set to reflect the duties and level of responsibility inherent in each position and to reflect the quality of performance. The employment agreements entered into by certain of the executive officers establish a minimum base salary to be paid to those individuals. Salaries are reviewed periodically and may be adjusted based on individual performance, upon a promotion or other change in job responsibility, level of experience, business unit performance and industry analysis and comparisons. With the exception of Craig A. Leach, there were no increases in the salaries of executive officers for the 2006 fiscal year, as AirNet continued shifting its focus in compensation to incentive-based compensation tied to AirNet’s annual performance in relation to pre-established financial objectives. The base salary of Craig A. Leach, AirNet’s Vice President, Information Systems, was increased from $150,000 to $160,000, effective March 27, 2006, based upon the recommendation of Joel E. Biggerstaff, who was then serving as AirNet’s Chief Executive Officer and President. The adjustment of Mr. Leach’s salary was based upon an evaluation of Mr. Leach’s continuing contributions to AirNet and his relative salary when compared to other executive officers of AirNet and the general marketplace.
     After considering the information provided by Vivient regarding the base salaries being paid to chief executive officers at peer group companies, the Compensation Committee determined that Bruce D. Parker’s base salary should be $360,000 following his appointment as Chief Executive Officer and President effective December 28, 2006.

     Hiring Bonuses
     Prior to 2006, AirNet did not use sign-on bonuses to compensate executive officers. In connection with Bruce D. Parker’s appointment as AirNet’s Chief Executive Officer and President on December 28, 2006, and as an inducement to accept such position, AirNet awarded Mr. Parker a sign-on bonus of $125,000. Mr. Parker’s sign-on bonus was paid on December 29, 2006 and was deemed earn when paid. In the future, the Compensation Committee may also consider, where deemed appropriate, offering hiring bonuses to attract certain qualified executive officers to AirNet.
     Performance-Based Incentive Compensation
     Prior to the 2004 fiscal year, annual cash incentive compensation was awarded to executive officers based upon a combination of predetermined personal goals and AirNet’s financial results compared to the plan established at the beginning of the fiscal year. Prior to the 2004 fiscal year, executive officers could be awarded incentive compensation based upon the attainment of personal goals without regard to AirNet’s financial results for the fiscal year. Under AirNet’s 2005 and 2006 Incentive Compensation Plans, payment of any annual cash incentive compensation to executive officers was contingent upon AirNet’s attaining a threshold level of pre-tax income established at the beginning of the fiscal year.
     2006 Incentive Compensation Plan
     On March 24, 2006, the AirNet Board, upon the recommendation of the Compensation Committee, adopted the 2006 Incentive Compensation Plan. The purpose of the 2006 Incentive Compensation Plan was to promote the following goals of AirNet for the 2006 fiscal year by providing incentive compensation to certain employees of AirNet and its subsidiaries:
•	Attaining designated levels of pre-tax income;

•	Improving cash flow and reducing debt;

•	Defining and executing plans to offset expected declines in Bank Services revenues;

•	Reducing the fixed cost structure of AirNet; and

•	Meeting high priority deadlines of AirNet.
     Participants in the 2006 Incentive Compensation Plan included the following individuals who served as executive officers of AirNet during the 2006 fiscal year: Joel E. Biggerstaff (Chairman of the Board until December 31, 2006 and Chief Executive Officer and President until December 28, 2006), Gary W. Qualmann (Chief Financial Officer, Treasurer and Secretary), Larry M. Glasscock, Jr. (Senior Vice President, Express Services), Jeffery B. Harris (Senior Vice President, Bank Services), Ray L. Druseikis (Vice President of Finance, Controller and Principal Accounting Officer), and Craig A. Leach (Vice President, Information Systems) — as well as certain department managers and department directors. As of the start of the 2006 fiscal year, there were 47 participants in the 2006 Incentive Compensation Plan. New employees who qualified for the 2006 Incentive Compensation Plan were eligible to participate on the first day of the calendar quarter following their date of hire. There were 46 participants who received payments under the 2006 Incentive Compensation Plan, including Mr. Biggerstaff. There were also 32 non-participants who received discretionary awards totaling approximately $75,000.
     Payments under the 2006 Incentive Compensation Plan were based upon a combination of AirNet’s pre-tax income (as determined under the terms of the 2006 Incentive Compensation Plan) for the 2006 fiscal year, the operating performance of AirNet’s Delivery Services and Passenger Charter Services business segments, and the achievement of personal goals assigned to each participant. The Compensation Committee approved the personal goals for the chief executive officer. The personal goals guidance approved by the Compensation Committee for each of the executive officers related to specific business objectives related to general business operations (e.g., regulatory compliance, expense reductions, etc.) and each business segment (e.g., execution of specific contracts with customers and vendors, cost reductions, service improvements, etc.).
     No incentive compensation was to be paid under the 2006 Incentive Compensation Plan unless AirNet achieved a designated threshold level of pre-tax income for the 2006 fiscal year. If the designated threshold level were achieved, incentive compensation payments would increase based upon predetermined pre-tax income levels until a maximum aggregate amount of $1.9 million in incentive compensation payments was reached. After the overall amount of incentive compensation was determined based upon AirNet’s pre-tax income for the 2006 fiscal year, incentive compensation was allocated to individual participants based upon the following four factors: (i) level of pre-tax income attained by AirNet; (ii) level of contribution margin attained by Delivery Services as compared to certain predetermined levels; (iii) levels of contribution margin attained by Passenger Charter Services as compared to certain predetermined levels; and (iv) attainment of personal goals.
     Originally, a participant’s maximum incentive compensation payment was to range from 20% to 100% of the participant’s base salary, depending upon such participant’s level of responsibility for achieving AirNet’s goals for the 2006 fiscal year. Twenty percent of each participant’s incentive compensation payment was to be based upon the participant’s achievement of pre-established personal goals. The remaining 80% of each participant’s incentive compensation payment was to be based upon a combination of the other three factors discussed above, which were allocated to each participant based upon such participant’s overall responsibility for attaining the designated levels of AirNet’s pre-tax income and contribution margins for the Delivery Services and Passenger Charter Services business segments.
     In the event the incentive compensation payments otherwise available for payment under the 2006 Incentive Compensation Plan based upon AirNet’s level of pre-tax income were not paid to certain participants as a result of those participants’ failure to attain their personal goals or AirNet’s failure to attain the predetermined levels of budgeted contribution margins in Delivery Services or Passenger Charter Services, such unpaid amounts could have been awarded at the discretion of the Compensation Committee to participants in the 2006 Incentive Compensation Plan or to other employees of AirNet not participating in the 2006 Incentive Compensation Plan.
     On November 8, 2006, the AirNet Board, upon the recommendation of the Compensation Committee, adopted the following amendments to the 2006 Incentive Compensation Plan: (i) for purposes of computing the pre-tax income of AirNet for the 2006 fiscal year for purposes of the 2006 Incentive Compensation Plan, the $24.6 million non-cash impairment charge recorded by AirNet in the third quarter of the 2006 fiscal year was to be disregarded and AirNet’s pre-tax income for the 2006 fiscal year was to be computed as if no impairment charge had been incurred; (ii) the incentive compensation payable under the 2006 Incentive Compensation Plan to each of AirNet’s executive officers, Joel E. Biggerstaff, Gary W. Qualmann, Larry M. Glasscock, Jr., Jeffery B. Harris, Ray L. Druseikis and Craig A. Leach, was to be reduced to 60% of the amount each such officer would otherwise have been entitled to receive under the 2006 Incentive Compensation Plan; (iii) for purposes of the 2006 Incentive Compensation Plan, the gain on the sale of the passenger charter business of AirNet’s subsidiary Jetride, Inc. (“Jetride”) to Pinnacle Air, LLC (“Pinnacle”) was to be excluded from the computation of AirNet’s pre-tax income for the 2006 fiscal year; and (iv) Jetride’s targeted pre-tax income for the fourth quarter of 2006 was to be disregarded for purposes of the 2006 Incentive Compensation Plan and the predetermined pre-tax income level at which the maximum incentive compensation payout would be reached under the 2006 Incentive Compensation Plan was to be reduced by a comparable amount. The Compensation Committee believed such amendments to the 2006 Incentive Compensation Plan were necessary and appropriate to offset the impact of the non-cash impairment charge on the operation of the plan and to permit the plan to serve its intended purpose of providing participants the potential to earn annual incentive compensation payments based upon AirNet’s business and financial objectives.
     After reviewing AirNet’s pre-tax income, the operating performance of AirNet’s various business components and the level of achievement of the personal goals assigned to each executive officer, the potential incentive compensation payments available to each executive officer was determined in accordance with the terms of the 2006 Incentive Compensation Plan. Subsequently, at a meeting of the Compensation Committee held on February 27, 2007, the Compensation Committee requested that Bruce D. Parker, who was then serving as AirNet’s Chairman of the Board, Chief Executive Officer and President, to recommend additional discretionary awards to officers, other participants in the 2006 Incentive Compensation Plan, and certain other employees who were not participants in the 2006 Incentive Compensation Plan to address individual performance and retention considerations. Mr. Parker based his recommendations for the amounts of such discretionary awards upon the following components: (i) contributions such officers, participants and other employees made to the operating performance of AirNet during the 2006 fiscal year, (ii) retention considerations for each individual and (iii) the portion of each participant’s incentive compensation potential that was withheld as a result of the performance of AirNet’s Passenger Charter business. The Compensation Committee met again on March 5, 2007 and approved discretionary awards recommended by Mr. Parker in the aggregate amount of $283,000. Because of such discretionary incentive compensation awards, the total incentive compensation payments made to certain executive officers of AirNet exceeded the amounts that otherwise would have been paid given the 60% limitation described above.
     As previously reported, under the terms of the separation agreement and general release dated as of December 28, 2006, between AirNet and Joel E. Biggerstaff, the incentive compensation payable under the 2006 Incentive Compensation Plan to Mr. Biggerstaff was calculated without regard to his personal goals for the 2006 fiscal year and, with respect to the financial performance criteria, on an equitable basis with the other executive officers of AirNet. Accordingly, the Compensation Committee initially determined that Mr. Biggerstaff was entitled to the 20% of his incentive compensation related to his personal goals and a comparable amount as other executives for AirNet’s overall performance, after applying the 60% limitation described above. As a result, Mr. Biggerstaff was paid $156,000 on March 15, 2007.
     At the March 5, 2007 meeting of the Compensation Committee, the Compensation Committee decided to award AirNet’s other executive officer’s certain discretionary amounts based upon the determination that AirNet had exceeded the level of pre-tax income at which maximum incentive compensation payments would have been achieved under the 2006 Incentive Compensation Plan. A portion of such discretionary awards given to the executive officers reflected the potential amounts that each executive could have earned from the performance of AirNet’s Charter Passenger business. On April 23, 2007, after consideration of the terms and conditions of Mr. Biggerstaff’s separation agreement, the Compensation Committee determined that it would be appropriate to make an adjustment to the incentive compensation payment under Mr. Biggerstaff’s separation agreement for that portion of incentive bonus, calculated on an equitable basis with the discretionary payments made to other executive officers, attributable to the performance of the Passenger Charter business portion of the 2006 Incentive Compensation Plan. As a result, on April 24, 2007, AirNet paid Mr. Biggerstaff $39,000 as additional incentive compensation under the 2006 Incentive Compensation Plan.
     During the 2006 fiscal year and the fiscal quarter ending March 31, 2007, AirNet made payments under the terms of the 2006 Incentive Compensation Plan in the aggregate amount of approximately $1.5 million, which included $195,000 paid to Mr. Biggerstaff as described above. In March of 2007, the following executive officers of AirNet were paid the following amounts under the 2006 Incentive Compensation Plan: Jeffery B. Harris — $160,000; Gary W. Qualmann — $136,750; Larry M. Glasscock, Jr. — $125,000; Craig A. Leach — $66,464; and Ray L. Druseikis — $46,550. Such amounts included the following additional discretionary awards described above: Jeffery B. Harris - $66,850; Gary W. Qualmann — $59,350; Larry M. Glasscock, Jr. — $37,925; Craig A. Leach — $29,600; and Ray L. Druseikis — $17,750.
     Stock Option and Equity Incentive Programs
     Prior to 2005, AirNet granted options under the AirNet Systems, Inc. Amended and Restated 1996 Incentive Stock Plan (the “1996 Incentive Stock Plan”) and the AirNet Systems, Inc. 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”) to attract and retain key employees and directors of AirNet and to enhance their interest in AirNet’s continued success. As a result of AirNet’s decision in January 2005 to engage Brown Gibbons Lang & Company to evaluate certain strategic alternatives to enhance shareholder value, the Compensation Committee decided to suspend the granting of options and other forms of long-term incentive compensation awards to executive officers and other employees of AirNet. Other than the grant of options to Bruce D. Parker described below, the Compensation Committee did not grant any options or other long-term incentive compensation awards to executive officers during the 2006 fiscal year, and none have been made during the 2007 fiscal year through the date of this Proxy Statement.
     On December 28, 2006, Bruce D. Parker was granted options to purchase 150,000 common shares of AirNet under the 2004 Stock Incentive Plan at an exercise price of $2.95 per share, the closing price of AirNet’s common shares on December 28, 2006, in connection with his election as AirNet’s Chief Executive Officer and President as contemplated by his employment agreement. The option grant to Mr. Parker was designed to provide Mr. Parker with long-term incentive compensation potential and to align his interests with those of AirNet’s shareholders. The options vested as to 75,000 of the common shares on the grant date, and will vest as to the remaining 75,000 common shares on December 27, 2007. As discussed below, under “- Employment Contracts and Other Arrangements Providing for Payments Upon Termination of Employment or Change in Control - Employment Agreement for Bruce D. Parker,” Mr. Parker’s employment agreement provides for the accelerated vesting of these options upon certain circumstances.
     All awards of options under the 1996 Incentive Stock Plan and the 2004 Stock Incentive Plan have been made at the market price of AirNet’s common shares at the time of the award. The Compensation Committee has never granted options with an exercise price that is less than the closing price of AirNet’s common shares on the grant date, nor has it granted options which are priced on a date other than the grant date.
     Each option granted under the 1996 Incentive Stock Plan vested and became exercisable as to 20% of the common shares covered by the option on the grant date and vests (or vested) and becomes (or became) exercisable as to 20% of the common shares on each of the first, second, third and fourth anniversaries of the grant date. If the employment of the option holder is terminated by reason of death or total disability, the vested portion of the option may be exercised for a period of 12 months, subject to its stated term. If the employment of the option holder is terminated for any other reason, the vested portion of the option may be exercised for a period of three months, subject to its stated term. As discussed below in “- Employment Contracts and Other Arrangements Providing for Payments Upon Termination of Employment or Change in Control,” the employment agreements between AirNet and each of Jeffery B. Harris, Gary W. Qualmann and Larry M. Glasscock, Jr. provide for the accelerated vesting of their options in certain circumstances.
Benefits and Perquisites
     Employee Benefits
     The executive officers of AirNet are entitled to participate in the AirNet Systems, Inc. Retirement Savings Plan (the “Retirement Savings Plan”) on the same terms as all other employees. The Retirement Savings Plan, which is qualified under Section 401(k) of the Internal Revenue Code, is a broad-based defined contribution plan under which amounts are paid to the individuals only upon retirement, termination of employment, disability or death. Employees participating in the Retirement Savings Plan may contribute a portion of their compensation to the Retirement Savings Plan up to the maximum limits permitted under the Internal Revenue Code. AirNet may make matching employer contributions to the Retirement Savings Plan, which are determined annually by the Board. For the 2006 fiscal year, AirNet made a matching contribution to the Retirement Savings Plan equal to 50% of the first 6% of compensation contributed to the Retirement Savings Plan by each participating employee. The matching contributions made by AirNet to the Retirement Savings Plan on behalf of Joel E. Biggerstaff, Gary W. Qualmann, Jeffery B. Harris, Larry M. Glasscock, Jr. and Craig A. Leach with respect to the 2006 fiscal year are shown in the Summary Compensation Table on page 36. Bruce D. Parker did not participate in the Retirement Savings Plan during the 2006 fiscal year.
     In an effort to maintain a healthy workforce, AirNet provides all employees, including executive officers, with the opportunity to participate in various health and welfare benefit programs, including medical, dental, life and short-term disability insurance. AirNet shares the cost of these benefit programs with its employees.
     Reimbursement of Life Insurance Premiums
     AirNet reimburses each executive officer for certain insurance premiums paid by him to maintain a term insurance policy on his life. The insurance benefits payable under each life insurance policy was determined by the Chief Executive Officer and ranges from $300,000 to $500,000 for the executive officer, other than the Chief Executive Officer. The insurance benefits payable under Mr. Biggerstaff’s life insurance policy was set at $1,000,000. The executive officer is not required to name AirNet as the beneficiary on the insurance policy and AirNet is not entitled to any of the proceeds payable under the policy. The actual amount reimbursed to each executive officer is equal to the amount of the premium paid to maintain the insurance policy, plus an amount sufficient to offset all federal, state and local income taxes incurred by the executive officer with respect to the amount reimbursed. The amounts reimbursed to Joel E. Biggerstaff, Jeffery B. Harris, Gary W. Qualmann, Larry M. Glasscock, Jr. and Craig A. Leach during the 2006 fiscal year under this program are shown in the Summary Compensation Table on page 36.
     Reimbursement of Travel and Living Expenses
     AirNet reimburses Bruce D. Parker and Larry M. Glasscock, Jr. for or pays directly on their behalf certain non-business travel and living expenses incurred while in the Columbus, Ohio metropolitan area. These reimbursements and payments are provided to offset Mr. Parker’s and Mr. Glasscock’s travel and living expenses while in Columbus, Ohio and away from their primary place of residence located, respectively, in Coral Gables, Florida and Dallas, Texas. Under the terms of their respective employment agreements, Mr. Parker and Mr. Glasscock were not required to move their primary residence to the Columbus, Ohio metropolitan area as a condition of their employment.
     Under the terms of Mr. Parker’s employment agreement, AirNet is required to reimburse Mr. Parker for the cost of maintaining an apartment in the Columbus, Ohio metropolitan area, maintenance and utilities related to such apartment, and all reasonable living expenses incurred by Mr. Parker while he is in Columbus, including meals. In addition, under Mr. Parker’s employment agreement, AirNet reimburses Mr. Parker for all reasonable travel expenses (at coach rates) incurred by Mr. Parker between his residence and the Columbus area. In lieu of reimbursing Mr. Parker for certain travel and living expenses, including the rental on his apartment, AirNet may pay such expenses directly. The amounts reimbursed to Mr. Parker and the amount of any payments made directly by AirNet on Mr. Parker’s behalf, are reported by AirNet as compensation to Mr. Parker. Any reimbursements made to Mr. Parker or payments made directly on his behalf are grossed up to offset all federal, state and local income taxes incurred by Mr. Parker with respect to any reimbursements made to him or expenses paid by AirNet on his behalf. The aggregate amount of non-business living and travel expenses AirNet reimbursed to Mr. Parker or paid on his behalf during the 2006 fiscal year is shown in the Summary Compensation Table on page 36.

     AirNet provides or reimburses Larry M. Glasscock, Jr. for or pays directly on his behalf certain non-business travel and living expenses while in the Columbus, Ohio metropolitan area. AirNet pays the cost of maintaining an apartment in the Columbus metropolitan area for Mr. Glasscock, including rent, maintenance and utilities related to such apartment. AirNet also reimburses Mr. Glasscock for other reasonable living expenses incurred by Mr. Glasscock while he is in Columbus, including temporary rental cars and meals. Commencing with the 2006 fiscal year, amounts reimbursed to Mr. Glasscock and the amount of any payments made directly by AirNet on Mr. Glasscock’s behalf, have been reported by AirNet as compensation to Mr. Glasscock. Any reimbursements made to Mr. Glasscock or payments made directly on his behalf are grossed up to offset all federal, state and local income taxes incurred by the Mr. Glasscock with respect to any reimbursements made to him or expenses paid by AirNet on his behalf. The aggregate amount of non-business living and travel expenses AirNet reimbursed to Mr. Glasscock or paid on his behalf during the 2006 fiscal year is shown in the Summary Compensation Table on page 36. Prior to the 2006 fiscal year and Mr. Glasscock’s decision to retain his residence in Dallas, Texas, reimbursements to Mr. Glasscock were considered business expenses of AirNet and were not included in Mr. Glasscock’s compensation.
Employment Contracts and Other Arrangements Providing for Payments Upon Termination of Employment or Change in Control
     AirNet has entered into employment agreements with each of Bruce D. Parker, Chairman of the Board, Chief Executive Officer and President; Gary W. Qualmann, Chief Financial Officer, Secretary and Treasurer; Jeffery B. Harris, Senior Vice President, Bank Services; and Larry M. Glasscock, Jr., Senior Vice President, Express Services. Such employment agreements are designed to provide such officers with a minimum level of financial and employment security to permit them to focus their full attention on any strategic alternatives AirNet may consider or elect to pursue. Each employment agreement establishes a minimum base salary to be paid to the executive officer, which the Compensation Committee may increase, but not decrease.
     The employment agreements of Messrs. Parker, Harris, Qualmann and Glasscock are each for an annual term which automatically renews for an additional one-year term unless the Board provides such executive officer written notice that it does not intend to renew his employment agreement. The Compensation Committee believes these renewal provisions provide each executive officer with a measure of employment security while affording AirNet the ability to re-evaluate the merits of the relationship on an annual basis. Upon receipt of a notice of non-renewal, Mr. Harris would be entitled to terminate his employment for good reason within 90 days of his receipt of such notice and receive the 12 months severance benefits described below. If Mr. Parker receives notice that his employment agreement will not be renewed, Mr. Parker’s employment will automatically terminate as of the end of the then current term. In such event, Mr. Parker would be entitled to receive severance payments equal to six months of his annual base salary in effect as of the date of his termination, payable in a lump sum within 30 days of such date. Mr. Glasscock’s or Mr. Qualmann’s receipt of a notice that the Board does not intend to renew his employment agreement would not, in and of itself, constitute good reason for either officer to voluntarily terminate his employment. In the event Mr. Glasscock or Mr. Qualmann elected to voluntarily terminate his employment solely as a result of the Board’s decision not to renew his employment agreement, he would not be entitled to any severance benefits.
     AirNet does not maintain a formal severance plan designed to provide post-employment compensation to employees upon their termination of employment. However, under the terms of their respective employment agreements, Bruce D. Parker, Gary W. Qualmann, Jeffery B. Harris and Larry M. Glasscock, Jr. are entitled to certain severance benefits in the event their employment is terminated by AirNet “without cause” or by the executive officer for “good reason,” as those terms are defined in their respective employment agreements. In addition, Mr. Parker is entitled to certain severance benefits in the event he voluntarily terminates his employment in connection with the transition to a new chief executive officer selected by the Board. These provisions are intended to provide each executive officer with a level of financial protection.
     If Messrs. Parker, Harris, Qualmann or Glasscock’s employment is terminated by AirNet without cause, or voluntarily by any of these executive officers for good reason, the executive officer would be entitled to receive severance benefits equal to his annual base salary in effect as of the date of his termination. In the case of Messrs. Harris, Qualmann and Glasscock, such severance benefits would be payable over a period of 12 months in accordance with AirNet’s regular payroll practices. In the case of Mr. Parker, such severance benefits would be payable in a lump-sum within 30 days of his termination of employment.
     If Mr. Parker voluntarily terminates his employment in connection with the transition to a new chief executive officer selected by the Board, Mr. Parker is entitled to severance benefits equal to six months of his annual base salary in effect as of the date of his termination, payable in a lump sum within 30 days of his termination.

     If Mr. Harris’s employment is terminated without cause or for good reason following a change in control, as defined in his employment agreement, Mr. Harris’s severance benefits would be increased to 18 months of his annual base salary in effect as of the date of his termination, payable over a period of 18 months in accordance with AirNet’s regular payroll practices. The severance benefits payable to Messrs. Parker, Qualmann and Glasscock do not increase in the event of a termination of employment following a change in control. However, in addition to any severance benefits Mr. Parker may be entitled to upon a termination of employment, upon a change in control Mr. Parker is also entitled to receive a lump-sum payment equal to 12 months of his base salary in effect as of the date of such change in control. Payment of such amount is not conditioned upon Mr. Parker’s termination of employment following a change in control. See the description below of Mr. Parker’s employment agreement under the caption Employment Agreement for Bruce D. Parker”.
     The Compensation Committee recognizes that, in certain circumstances, it may be necessary or appropriate to provide for a separation arrangement that is different from that originally contemplated when an employment relationship began. AirNet entered into such an arrangement with Joel E. Biggerstaff. As discussed below, AirNet and Mr. Biggerstaff entered into a separation agreement and general release, dated as of December 28, 2006, which provided for his resignation from the positions he held with AirNet and terminated the employment agreement between AirNet and Mr. Biggerstaff dated as of January 1, 2001.
     Craig A. Leach is not a party to an employment agreement or severance agreement with AirNet. As a result, AirNet is not obligated to pay any severance or other enhanced benefits to Mr. Leach upon termination of his employment or a change in control of AirNet, other than benefits that are provided to all participants in AirNet’s benefit plans.
     Employment Agreement for Bruce D. Parker
     In connection with the election of Bruce D. Parker as AirNet’s Chief Executive Officer and President on December 28, 2006, AirNet and Mr. Parker entered into an employment agreement. The term of Mr. Parker’s employment agreement is one year beginning December 28, 2006, unless earlier terminated or extended. The term of the Parker Employment Agreement will be automatically extended for successive one-year periods if the Board does not notify him that the term will not be extended at least 90 days prior to the end of the relevant term. Mr. Parker’s Employment Agreement expressly permits Mr. Parker to continue to own and operate his existing consulting company during the term of his employment.
     As previously noted, the Compensation Committee considered the input of its independent compensation consultant, Vivient, in determining the various components of Mr. Parker’s compensation. Under the terms of his employment agreement, Mr. Parker will receive an annual base salary of $360,000, which will be reviewed annually and may be increased, but not decreased without Mr. Parker’s written consent, by the Board. The Compensation Committee determined that this level of base salary was appropriate in order to bring Mr. Parker’s base salary to a more competitive level. Additionally, Mr. Parker received a sign-on bonus of $125,000 and will be eligible for an annual bonus of up to 100% of his annual base salary, based upon the attainment of annual performance goals. The annual bonus, if any, will be paid in two installments, with the first based upon a target of 50% of his base salary and the attainment of goals for the period of January 1st through June 30th, and the second based upon a target of the remaining 50% of his base salary and the attainment of goals from July 1st through December 31st. Additionally, Mr. Parker was granted options to purchase an aggregate of 150,000 common shares of AirNet under the 2004 Stock Incentive Plan at an exercise price of $2.95 per share, the closing price of AirNet’s common shares on December 28, 2006. The options vested as to 75,000 of the common shares on the grant date, and will vest as to the remaining 75,000 common shares on December 27, 2007.
     During the term of his employment agreement, Mr. Parker is entitled to receive all fringe benefits provided to AirNet’s senior executives, and will receive four weeks of vacation annually. As previously noted, AirNet will provide Mr. Parker with an apartment in the Columbus, Ohio metropolitan area and will reimburse him for his reasonable living expenses while in Columbus and his reasonable travel expenses (at coach rates) between his home and Columbus. The reimbursement and payment of these living and travel expenses will be grossed-up for federal income tax purposes.
     If Mr. Parker’s employment is terminated due to his death or his disability (as defined in his employment agreement), he is terminated for cause (as defined in his employment agreement) or he voluntarily terminates his employment, he or his beneficiary will be entitled to receive any accrued and unpaid base salary, the value of unused vacation, the value of unreimbursed expenses, and any rights to which Mr. Parker is entitled under AirNet’s benefit plans and programs, paid in accordance with such plans and programs. If Mr. Parker voluntarily terminates his employment, he will also be entitled to his accrued bonus as of the date of termination. If Mr. Parker’s employment had terminated voluntarily as of December 31, 2006 or due to his death or disability, the amounts he or his beneficiary would have received in respect of the items described in this paragraph would have been de minimus due to the fact that Mr. Parker was only employed for three days in 2006.

     If Mr. Parker’s employment is terminated without cause or he terminates his employment for good reason (as defined in his employment agreement), in addition to receiving all of the payments discussed in the preceding paragraph related to a voluntary termination of employment, all outstanding equity awards held by him will immediately vest in full and he will receive, within 30 days of the date of termination of employment, a lump-sum payment equal to 12 months’ base salary. Based upon Mr. Parker’s salary in effect on December 31, 2006, such lump-sum payment would be $360,000. If Mr. Parker voluntarily terminates his employment in connection with the transition to a new chief executive officer selected by the Board or Mr. Parker’s employment agreement expires without being renewed, Mr. Parker will receive all of the payments discussed in the preceding paragraph related to a voluntary termination of employment, all outstanding equity awards will immediately vest and he will receive, within 30 days of the date of termination of employment, a lump-sum payment equal to six months’ base salary. Based upon Mr. Parker’s salary in effect on December 31, 2006, such lump-sum payment would be $180,000. As of December 31, 2006, Mr. Parker held 75,000 unvested options. Based upon the difference between the closing price of AirNet’s common shares on December 29, 2006 (the last day of trading in the 2006 fiscal year) and the exercise price, the value of Mr. Parker’s 75,000 options as to which vesting would be accelerated would have been $750 had Mr. Parker’s employment been terminated on December 31, 2006 without cause, by Mr. Parker for good reason or in connection with the transition to a new chief executive officer selected by the Board, or as a result of the expiration of Mr. Parker’s employment agreement without renewal.
     “Cause” is defined in Mr. Parker’s employment agreement to include: (i) intentionally causing AirNet or any of its affiliates to violate a law which is reasonable grounds for serious civil or criminal penalties against AirNet, an affiliate or the Board; (ii) committing fraud or acting with intentional misconduct or gross negligence in carrying out his duties under his employment agreement which has caused demonstrable and serious injury to AirNet; (iii) being convicted of any crime involving moral turpitude or a violation of federal or state securities laws; or (iv) intentionally committing a material breach of any material covenant, provision, term or condition in his employment agreement and, if the breach is capable of being cured, failing to cure the same within 10 days of written notice of the breach from the Board.
     The following events qualify as “good reason” for Mr. Parker to terminate his employment: (i) Mr. Parker is not nominated as a director during the term of his employment agreement; (ii) the Board significantly and adversely changes the nature or scope of Mr. Parker’s authority, powers, functions, duties or responsibilities; (iii) without Mr. Parker’s prior consent, there is a substantial and continued reduction in the level of support services, staff, secretarial and other assistance to a level below that which is reasonably necessary for the performance of Mr. Parker’s duties; (iv) AirNet commits a material breach of any material covenant, provision, term or condition in his employment agreement and, if the breach is capable of being cured, fails to cure the same within 10 days of written notice of the breach from Mr. Parker; or (v) without Mr. Parker’s prior consent, AirNet fails to keep in place director and officer liability insurance covering Mr. Parker under substantially the same terms and in substantially the same amount as in existence prior to December 28, 2006.
     Mr. Parker’s employment agreement also provides for certain payments to Mr. Parker following a “change in control” as defined in Section 409A of the Internal Revenue Code. Upon a change in control, Mr. Parker will be entitled to receive a lump-sum payment equal to 12 months of his base salary in effect as of the date of such change in control. Payment of such amount is not conditioned upon Mr. Parker’s termination of employment following a change in control and is required to be made within 30 days of the change in control. The Compensation Committee believes that this “single trigger” for payment is appropriate in order to incentivize Mr. Parker to consider and pursue all strategic alternatives approved by the Board. Based upon Mr. Parker’s salary in effect on December 31, 2006, the lump-sum payment would have been $360,000 had a change in control occurred on such date. In addition, all outstanding equity awards held by Mr. Parker will immediately vest in full upon a change in control and, for purposes of exercising such option awards, any subsequent termination of employment by Mr. Parker will be treated as a retirement under the terms of the 2004 Incentive Stock Plan. As of December 31, 2006, Mr. Parker held 75,000 unvested options. Based upon the difference between the closing price of AirNet’s common shares on December 29, 2006 (the last day of trading in the 2006 fiscal year) and the exercise price, the value of Mr. Parker’s 75,000 options as to which vesting would be accelerated would have been $750 had a change in control occurred on December 31, 2006.
     In the event the Board approves a strategic alternative that is completed based upon Mr. Parker’s efforts, Mr. Parker will be deemed to have met all his financial objectives and personal goals established for him under AirNet’s 2007 Incentive Compensation Plan for the six-month incentive compensation period in which the strategic alternative is completed. In such event, Mr. Parker will be entitled to receive his maximum incentive compensation target established under the 2007 Incentive Compensation Plan for such six-month period, prorated from the first day of such six-month period to the date the strategic alternative is completed. Such payment would be subject to, and made in accordance with, the terms and conditions of the 2007 Incentive Compensation Plan applicable to Mr. Parker. Mr. Parker’s maximum incentive compensation payment for each six-month period under AirNet’s 2007 Incentive Compensation Plan is $180,000.

     To the extent any excise taxes are due on the amounts paid to Mr. Parker under the terms of his employment agreement, Mr. Parker will receive a gross-up payment that, after taxes, equals the amount of all excise taxes due.
     Mr. Parker’s employment agreement prohibits him from disclosing, both during and after his termination of employment, any secret or confidential information of AirNet, without the Board’s prior written consent.
     Employment Agreement for Jeffery B. Harris
     Jeffery B. Harris is party to an employment agreement with AirNet, effective as of March 1, 2001. Mr. Harris’ employment agreement provided for an initial employment period ending December 31, 2001, which has been and will be automatically renewed for successive one-year periods unless either party gives notice to the other of non-renewal at least 90 days prior to the end of the relevant employment period. AirNet did not give Mr. Harris notice of the non-renewal of the employment agreement, and consequently, the employment agreement was renewed for a one-year period ending December 31, 2007. Mr. Harris was entitled to receive an initial base salary of $230,000, which may be adjusted upward or downward on an annual basis by the Compensation Committee based on a review of his performance. The initial base salary was the salary in effect for Mr. Harris on the date the employment agreement was entered into. Mr. Harris’ base salary for the 2006 fiscal year was $230,000 and remains at that amount for the 2007 fiscal year. Mr. Harris is entitled to participate in any bonus plan which AirNet may establish and in the incentive stock plans for AirNet, in each case at levels determined by the Compensation Committee. Mr. Harris is also entitled to receive all health and life insurance coverage, sick leave and disability programs, tax-qualified retirement plan contributions, paid holidays and vacations, perquisites and other fringe benefits provided by AirNet to its actively employed senior executives.
     If Mr. Harris’ employment were terminated by AirNet without “cause” (as defined in his employment agreement) or if Mr. Harris terminated his employment for “good reason” (as defined in his employment agreement), he will be entitled to receive (i) a continuation of his base salary then in effect for a period of 12 months, (ii) a continuation of group medical insurance for 18 months and (iii) any accrued but unpaid salary, accrued but unused vacation and unreimbursed business expenses. Based on Mr. Harris’ base salary in effect on December 31, 2006, he would have received $230,000 of salary continuation over a 12-month period and continuing group medical insurance for 18 months in an estimated amount of $13,464 if his employment had been terminated as of December 31, 2006. The salary continuation period is extended to 18 months if the termination occurs on or after a “change in control” (as defined in his employment agreement). Based on Mr. Harris’ base salary in effect on December 31, 2006, he would have received $345,000 of salary continuation over an 18-month period and continuing group medical insurance for 18 months in an estimated amount of $13,464 if his employment had been terminated as of December 31, 2006 following a change in control. Mr. Harris would also be entitled to receive a single lump-sum payment, within 30 days of the date his employment is terminated, equal to the pro-rata portion (based on days employed during the fiscal year in which employment terminated) of any non-discretionary bonus payable based on employment throughout the fiscal year; become fully vested in all employee benefit programs (other than the Retirement Savings Plan, in which his interest would vest according to the Retirement Savings Plan’s terms); receive a lump-sum payment equal to his non-vested interest in the Retirement Savings Plan to the extent forfeited upon termination of employment; and be paid his reasonable, out-of-pocket fees and expenses in connection with outplacement services, in an amount not to exceed $15,000. If Mr. Harris’ employment had been terminated by AirNet without cause or by Mr. Harris for good reason as of December 31, 2006, Mr. Harris would have received an accrued bonus payment equal to the amount actually awarded to him under the 2006 Incentive Compensation Plan and shown in the Summary Compensation Table on page 36. Mr. Harris is fully vested under AirNet’s Retirement Savings Program; consequently, there would have been no payment to Mr. Harris related to any forfeiture under the Retirement Savings Plan. As of December 31, 2006, all of the unvested options held by Mr. Harris had an exercise price greater than the closing price of AirNet’s common shares on December 29, 2006 (the last day of trading in the 2006 fiscal year) and, thus, had no value.
     “Cause” is defined in Mr. Harris’ employment agreement to include: (i) any willful breach of the material terms of the employment agreement; (ii) any willful breach of a material duty of employment assigned to Mr. Harris pursuant to the terms of his employment agreement; (iii) material refusal to perform the duties assigned to Mr. Harris pursuant to his employment agreement; (iv) theft or embezzlement of a material amount of AirNet’s property; (v) fraud; or (vi) indictment for criminal activity other than minor misdemeanor traffic offenses.
     The following events qualify as “good reason” for Mr. Harris to terminate his employment: (a) without his prior written consent, AirNet assigns Mr. Harris to duties which are materially inconsistent with or result in a material diminution of his position, authority, duties or responsibilities as set forth in his employment agreement, including failing to reappoint or reelect him to any such position; (b) Mr. Harris’ base salary is reduced for any reason other than in connection with the termination of his employment, unless such reduction is in connection with proportionate reductions in the salaries of all other executive officers of AirNet; (c) without Mr.

Harris’ prior written consent, he is assigned to an office of AirNet located outside the Greater Columbus, Ohio metropolitan area; (d) AirNet fails to obtain an agreement from any successor or assign of AirNet to assume and agree to perform Mr. Harris’ employment agreement; (e) AirNet provides notice that it will not extend the term of Mr. Harris’ employment period; or (f) AirNet otherwise materially breaches its obligations to make payments to Mr. Harris under his employment agreement.
     If Mr. Harris’ employment were terminated by AirNet for cause or by Mr. Harris without good reason, AirNet would pay him any accrued but unpaid base salary, any accrued but unused vacation and any unreimbursed business expenses.
     Mr. Harris’ employment agreement also provides for the continuation of salary and bonus (reduced by amounts payable under the terms of any disability benefit plan of AirNet), at the rate then in effect, following a disability until his employment is terminated as a result of the disability and for the continuation of group medical benefits for a period of 18 months following termination of his employment due to the disability. If Mr. Harris’ employment had terminated as of December 31, 2006 due to his disability, he would have received continuing group medical insurance for 18 months in an estimated amount of $13,464. Mr. Harris would also be entitled to receive payment, determined as of the date of his termination, for any accrued but unpaid base salary, any accrued but unused vacation and any unreimbursed business expenses. If Mr. Harris’ employment were terminated by his death, his beneficiary would be entitled to receive any base salary that is accrued but unpaid, any accrued but unused vacation and any unreimbursed business expenses.
     Immediately upon the occurrence of a “change in control” of AirNet (as defined in his employment agreement), Mr. Harris would become fully vested in all employee benefit programs in which he was then a participant, including all options, but excluding any tax-qualified retirement or savings plan as to which his interest would vest in accordance with the applicable plan’s terms. As of December 31, 2006, all of the unvested options held by Mr. Harris had an exercise price greater than the closing price of AirNet’s common shares on December 29, 2006 (the last day of trading in the 2006 fiscal year) and, thus, had no value.
     Mr. Harris’ employment agreement contains confidentiality and non-competition provisions which prevents him from disclosing confidential information about AirNet and from competing with AirNet during his employment therewith and for an additional one year thereafter. In addition, during his employment with AirNet and for an additional one year thereafter, Mr. Harris may not solicit or hire, directly or indirectly, any employee of AirNet.
     Employment Agreements for Gary W. Qualmann and Larry M. Glasscock, Jr.
     On May 3, 2005, AirNet entered into employment agreements with each of Gary W. Qualmann and Larry M. Glasscock, Jr. Each employment agreement provides for an initial employment period ending December 31, 2006, which is automatically renewed for successive one-year periods unless either party gives notice to the other of non-renewal at least 90 days prior to the end of the relevant employment period. AirNet did not give either Mr. Qualmann or Mr. Glasscock notice of the non-renewal of his employment agreement, and consequently both employment agreements were renewed for a one-year period ending December 31, 2007.
     Each of Messrs. Qualmann and Glasscock was entitled to receive an initial annual base salary of $215,000, which may be adjusted upward or downward on an annual basis by the Compensation Committee based on its review of each individual’s performance. The initial base salaries were the salaries in effect for Mr. Qualmann and Mr. Glasscock on the date the employment agreements were entered into. The base salary for each of Messrs. Qualmann and Glasscock was $215,000 for the 2006 fiscal year and remain at that amount for the 2007 fiscal year. Each individual is entitled to participate in any bonus plan which AirNet may establish, at the level determined by the Compensation Committee. Each individual is also entitled to receive all health and life insurance coverages, sick leave and disability programs, tax-qualified retirement plan contributions, paid holidays and vacations, perquisites and other fringe benefits of employment provided by AirNet to its actively employed senior executive officers. Each individual is also entitled to participate in the incentive stock plans of AirNet, in each case at levels determined by the Compensation Committee.
     Each employment agreement contains confidentiality and non-competition provisions which prevent the named individual from disclosing confidential information about AirNet and from competing with AirNet during his employment therewith and for an additional period of one year following termination of employment. In addition, during his employment with AirNet and for an additional period of one year thereafter, each individual may not solicit or hire, directly or indirectly, any employee of AirNet.
     If Mr. Qualmann’s or Mr. Glasscock’s employment is terminated by AirNet without “cause” (as defined in his employment agreement) or by the individual for “good reason” (as defined in his employment agreement), he will be entitled to receive (i) a continuation of his base salary then in effect (but no less than $215,000) for a period of 12 months, (ii) a continuation of group medical insurance for 12 months and (iii) any accrued but unpaid salary, accrued but unused vacation and unreimbursed business expenses. Based upon their respective base salaries and medical and health care benefits in effect on December 31, 2006, each of Mr. Qualmann and Mr. Glasscock would receive $215,000 of salary continuation benefits over this 12-month period and continuing group medical insurance for 12 months in an estimated amount of $8,976. In addition, Mr. Qualmann or Mr. Glasscock would become fully vested in all employee benefit programs (other than with respect to any restricted stock which may be issued under the 2004 Stock Incentive Plan and any tax-qualified retirement or savings plan as to which his interest would vest in accordance with the terms of the applicable plan). He would also be entitled to receive a single lump-sum payment equal to the pro-rata portion (based on days employed during the fiscal year in which employment terminated) of any non-discretionary bonus payable based on employment throughout the fiscal year; receive a lump-sum payment equal to his non-vested interest under any tax-qualified retirement or savings plan maintained by AirNet to the extent forfeited upon termination of employment; and be paid his reasonable, out-of-pocket fees and expenses in connection with outplacement services, in an amount not to exceed $15,000. If their employment had terminated as of December 31, 2006, Messrs. Qualmann and Glasscock would have received an accrued bonus payment equal to the amount actually awarded to him under the 2006 Incentive Compensation Plan and shown in the Summary Compensation Table on page 36. Mr. Glasscock was not fully vested under AirNet’s Retirement Savings Program as of December 31, 2006; consequently, he would have been entitled to a payment of $8,724 related to his forfeiture under the Retirement Savings Plan if his employment had been terminated on December 31, 2006. Mr. Qualmann is fully vested under AirNet’s Retirement Savings Program; consequently, there would have been no payment to Mr. Qualmann related to any forfeiture under the Retirement Savings Plan. As of December 31, 2006, all of the unvested options held by Messrs. Qualmann and Glasscock had an exercise price greater than the closing price of AirNet’s common shares on December 29, 2006 (the last day of trading of the 2006 fiscal year) and, thus, had no value.
     “Cause” is defined in each employment agreement to include: (i) any willful breach of the material terms of the employment agreement; (ii) any willful breach of a material duty of employment assigned pursuant to the terms of the employment agreement other than a breach related to an assignment that would be a basis for termination of the individual’s employment by him for “good reason”; (iii) material refusal to perform the duties assigned to the individual pursuant to the terms of his employment agreement other than a refusal related to an assignment that would be a basis for termination of his employment by such individual for “good reason”; (iv) theft or embezzlement of a material amount of AirNet’s property; (v) fraud; or (vi) indictment for criminal activity other than minor misdemeanor traffic offenses.
     The following events qualify as “good reason” for Mr. Qualmann or Mr. Glasscock to terminate his employment: (a) in the case of Mr. Qualmann, without his prior written consent, AirNet assigns him to duties which are materially inconsistent with or result in a material diminution of his position, authority, duties or responsibilities as Chief Financial Officer, including failing to reappoint or reelect him to that position; (b) in the case of Mr. Glasscock, without his prior written consent, AirNet assigns him duties which are materially inconsistent with his professional training and experience or to a position that is not substantially comparable to his position as Senior Vice President, Express Services; (c) the individual’s base salary is reduced for any reason other than in connection with the termination of his employment; (d) in the case of Mr. Qualmann, without his prior written consent, he is assigned to an office of AirNet located outside the Greater Columbus, Ohio metropolitan area; (e) in the case of Mr. Glasscock, without his prior written consent, he is assigned to an office of AirNet located outside the Dallas-Fort Worth metropolitan area; (f) AirNet fails to obtain an agreement from any successor or assign of AirNet to assume and agree to perform the individual’s employment agreement; or (g) AirNet otherwise materially breaches its obligations to make payments to the individual under his employment agreement.
     If Mr. Qualmann’s or Mr. Glasscock’s employment is terminated by AirNet for cause or by the individual without good reason, AirNet would pay him any accrued but unpaid base salary, any accrued but unused vacation and any unreimbursed business expenses.
     Each employment agreement provides for the continuation of base salary and bonus (reduced by amounts payable under the terms of any disability benefit plan of AirNet), at the rate then in effect, following a disability until the individual’s employment is terminated as a result of the disability and for the continuation of group medical benefits for a period of 12 months following termination of his employment due to the disability. In addition, any disability plan in effect as of his date of termination would be continued. If Mr. Qualmann’s employment or Mr. Glasscock’s employment had terminated as of December 31, 2006 due to a disability, Mr. Qualmann and Mr. Glasscock would have received continuing group medical insurance for 12 months in an estimated amount of $8,976. Mr. Qualmann and Mr. Glasscock would also be entitled to receive payment, determined as of the date of his termination, for any accrued but unpaid base salary, any accrued but unused vacation and any unreimbursed business expenses.
     If Mr. Qualmann’s or Mr. Glasscock’s employment is terminated by his death, his beneficiary would be entitled to receive any accrued but unpaid base salary, any accrued but unused vacation and any unreimbursed business expenses.

     Amounts payable upon termination of a named individual’s employment would be deferred to the extent, if any, necessary to avoid the imposition of excise taxes and other penalties pursuant to Section 409A of the Internal Revenue Code but not by more than six months plus one day from the termination date.
     Immediately upon the occurrence of a “change in control” of AirNet (as defined in each employment agreement), the named individual would become fully vested in all employee benefit programs in which he was then a participant, including all options but excluding any tax-qualified retirement or savings plan as to which his interest would vest in accordance with the applicable plan’s terms. As of December 31, 2006, all of the unvested options held by Messrs. Qualmann and Glasscock had an exercise price greater than the closing price of AirNet’s common shares on December 29, 2006 (the last day of trading of the 2006 fiscal year) and, thus, had no value.
     Separation Agreement for Joel E. Biggerstaff
     Joel E. Biggerstaff and AirNet entered into a separation agreement and general release, dated as of December 28, 2006, which provided for his resignation as Chief Executive Officer and President of AirNet effective December 28, 2006 and as Chairman of the Board and a director of AirNet effective December 31, 2006 and terminated the employment agreement between AirNet and Mr. Biggerstaff dated as of January 1, 2001.
     Under the terms of his separation agreement, Mr. Biggerstaff was entitled to received a lump sum payment of $487,500 for severance benefits, a lump-sum payment of $27,936 equivalent to the premiums required for Mr. Biggerstaff and his eligible dependents to continue COBRA coverage under AirNet’s group health plan, $12,500 for his accrued and unused vacation, and $12,500 for his accrued but unpaid base salary. The aggregate amount of these payments, $540,436, was paid to Mr. Biggerstaff on January 11, 2007. Mr. Biggerstaff was also entitled to payment of unreimbursed business expenses and the incentive compensation earned by Mr. Biggerstaff for the 2006 fiscal year under the 2006 Incentive Compensation Plan, calculated without regard to his personal objectives for such year and, with respect to the financial performance criteria, on an equitable basis with the other senior executives of AirNet. On January 18, 2007, AirNet paid Mr. Biggerstaff $3,049 for unreimbursed business expenses. On March 15, 2007, Mr. Biggerstaff received a lump-sum payment of $156,000, representing the amounts the Compensation Committee initially determined were due him under the 2006 Incentive Compensation Plan. On April 24, 2007, after consideration of the terms and conditions of his separation agreement, AirNet paid Mr. Biggerstaff an additional $39,000 in incentive compensation under his separation agreement, which the Compensation Committee determined was appropriate based upon certain discretionary payments made to other executive officers under the 2006 Incentive Compensation Plan, as described above. Mr. Biggerstaff is also entitled to all benefits due him under AirNet’s employee benefit plans, paid in accordance with the terms of such plans, and up to $15,000 for outplacement services.
     AirNet also retained Mr. Biggerstaff as an independent contractor consultant effective January 1, 2007. Mr. Biggerstaff was entitled to be compensated for a minimum of 40 days of consulting work at a fee of $2,000 per day prior to April 30, 2007, and is to be reimbursed for reasonable expenses incurred in the performance of these consulting services. The term of the consulting relationship will terminate on June 30, 2007, unless earlier terminated by either party on two weeks’ prior notice or extended by the mutual agreement of the parties. As of the date of this Proxy Statement, Mr. Biggerstaff had not been paid any fees related to this consulting arrangement.
     Mr. Biggerstaff also agreed to not compete with AirNet for a period of 18 months following December 31, 2006, and that he would maintain the confidentiality of information regarding AirNet and its affiliates obtained by him through his employment and service on the Board. Further, Mr. Biggerstaff released AirNet from any claims or causes of action he may have against AirNet, and AirNet agreed to indemnify him to the fullest extent permitted by AirNet’s Amended and Restated Articles of Incorporation and Code of Regulations for any expenses from suits related to his service with AirNet.
Other Information
     AirNet does not require its executive officers or directors to own a minimum number of AirNet common shares.
     If the relevant company performance measures, upon which an award or payment is based, are restated or otherwise adjusted in a manner that would reduce the size of the award or payment, the Compensation Committee has the discretion to determine whether, and to what extent, the award or payment will be adjusted, or recovered if already made, to reflect the restatement or adjustment of the relevant company performance measures.

Tax and Accounting Implications
     Deductibility of Executive Compensation
     Section 162(m) of the Internal Revenue Code generally prohibits AirNet from taking a deduction for non-performance-based compensation in excess of $1,000,000 per taxable year paid to the Chief Executive Officer or any of the other four most highly compensated executive officers serving as such at the end of the year. As part of its role, the Compensation Committee considers the deductibility of executive compensation under Section 162(m) and seeks to qualify all executive compensation for full deductibility to the extent feasible. The Compensation Committee believes that all compensation paid to AirNet’s executive officers for the 2006 fiscal year was fully deductible for federal income tax purposes. The Compensation Committee will continue to work to structure components of AirNet’s executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation philosophy.
     Nonqualified Deferred Compensation
     On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law changing the tax rules applicable to nonqualified deferred compensation arrangements. AirNet believes it is operating in good faith compliance with the statutory provisions (Section 409A of the Internal Revenue Code) which became effective on January 1, 2005. The final regulations under Section 409A were issued on April 10, 2007. AirNet intends to amend its compensation arrangements which are subject to Section 409A and the final regulations to the extent necessary to ensure compliance with Section 409A and the final regulations.
     Statement of Financial Accounting Standards No. 123(R)
     Effective January 1, 2006, AirNet began accounting for stock-based compensation, including the options awarded to Bruce D. Parker on December 28, 2006 under the terms of his employment agreement, in accordance with the requirements of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123(R)”).
2007 Update
     For the 2007 fiscal year, the components of AirNet’s executive compensation program will remain largely the same as for the 2006 fiscal year, focusing primarily on base salary and annual cash incentive compensation. However, the Compensation Committee believes it may also be necessary to increase the current level of equity-based compensation available to certain of AirNet’s executive officers as a result of the below-market level of long-term compensation currently being provided to executive officers. The Compensation Committee may consider any of the types of equity-based awards available under the 2004 Stock Incentive Plan, including awards of restricted stock, options and other performance-based equity awards.
     Base Salaries
     On March 28, 2007, the Compensation Committee approved the annual base salaries for the 2007 fiscal year for Gary W. Qualmann, Jeffery B. Harris, Larry M. Glasscock, Jr. and Craig A. Leach. None of their base salaries were changed from the 2006 fiscal year level. Bruce D. Parker’s base salary for the 2007 fiscal year was set at $360,000 under the terms of his employment agreement.
     2007 Incentive Compensation Plan
     On March 28, 2007, the AirNet Board, upon the recommendation of the Compensation Committee, adopted the 2007 Incentive Compensation Plan. The purpose of the 2007 Incentive Compensation Plan is to promote the following goals of AirNet for the 2007 fiscal year by providing incentive compensation to certain employees of AirNet:
•	attaining designated levels of pre-tax income;

•	achieving designated levels of Express Services revenues and contribution margin;

•	reducing AirNet’s operating costs;

•	establishing AirNet as the express air carrier of choice for highly controlled and time sensitive shipments;

•	leveraging AirNet’s aviation infrastructure to improve contribution margin;

•	operating in all areas of AirNet’s business in an absolutely safe, highly professional, dependable, efficient and customer focused manner; and

•	developing AirNet’s leadership team.
     Participants in the 2007 Incentive Compensation Plan include AirNet’s executive officers – Bruce D. Parker (Chairman of the Board and Chief Executive Officer), Gary W. Qualmann (Chief Financial Officer, Treasurer and Secretary), Larry M. Glasscock, Jr. (Senior Vice President, Express Services), Jeffery B. Harris (Senior Vice President, Bank Services), Ray L. Druseikis (Vice President of Finance, Controller and Principal Accounting Officer) and Craig A. Leach (Vice President, Information Systems) – and certain department managers and department directors. As of the date of this Proxy Statement, there were 37 participants in the 2007 Incentive Compensation Plan.
     The maximum incentive compensation payment a participant may earn under the 2007 Incentive Compensation Plan ranges from 20% to 100% of the participant’s base salary, depending upon such participant’s level of responsibility for achieving AirNet’s goals for the 2007 fiscal year. The maximum percentage of annual base salary that each of AirNet’s executive officers may earn as incentive compensation under the 2007 Incentive Compensation Plan is as follows: Bruce D. Parker, 100%; Gary W. Qualmann, Larry M. Glasscock, Jr., and Jeffery B. Harris, 75%; and Ray L. Druseikis and Craig A. Leach, 50%.
     Payments under the 2007 Incentive Compensation Plan will be based on a combination of (i) AirNet’s pre-tax income for the 2007 fiscal year, (ii) Express Services revenues and contribution margins for the 2007 fiscal year, and (iii) the achievement of personal goals assigned to each participant. The Compensation Committee determined the personal goals of the Chief Executive Officer. The Chief Executive Officer determined the personal goals for the other executive officers, which are reviewed and approved by the Compensation Committee. The personal goals of other participants were approved by the Chief Executive Officer and reviewed by the Compensation Committee. The personal goals approved by the Compensation Committee for each of the executive officers relate to specific business objectives related to general business operations (e.g., regulatory compliance, expense reductions, etc.) and each business segment (e.g., execution of specific contracts with customers and vendors, cost reductions, service improvements, etc.).
     With the exception of Bruce D. Parker, no incentive compensation will be paid under the 2007 Incentive Compensation Plan unless AirNet achieves at least 80% of its targeted pre-tax income for the 2007 fiscal year. At 80% of AirNet’s targeted pre-tax income and 100% of its targeted Express Services contribution margins for the 2007 fiscal year, participants will receive approximately 30% of their maximum incentive compensation payments. At 100% of AirNet’s targeted pre-tax income and 100% of its targeted Express Services contribution margins for the 2007 fiscal year, participants will receive approximately 45% of their maximum incentive compensation payments. Mr. Parker will be eligible to receive the portion of his incentive compensation potential allocated to his personal goals without regard to AirNet’s attainment of its financial objectives. Once the designated threshold level of pre-tax income is achieved, potential incentive compensation payouts will increase at predetermined levels until the maximum incentive compensation payout of approximately $1.7 million is reached at approximately 140% of AirNet’s targeted pre-tax income for the 2007 fiscal year.
     Once the aggregate potential incentive compensation payout is determined based upon the level of pre-tax income achieved by AirNet during the 2007 fiscal year, each participant’s incentive compensation payment will be determined based upon the following three components of the 2007 Incentive Compensation Plan (i) AirNet’s pre-tax income for the 2007 fiscal year; (ii) Express Services revenues and contribution margins for the 2007 fiscal year, and (iii) the achievement of personal goals. With the exception of Mr. Parker, 20% of each participant’s incentive compensation payout is allocated to the attainment of personal goals. Forty percent of Mr. Parker’s incentive compensation payment is allocated to the attainment of personal goals. The portion of each participant’s incentive compensation potential that is not allocated to the attainment of personal goals will be allocated to the attainment of predetermined levels of pre-tax income and Express Services revenues and contribution margin based upon such participant’s responsibility for achieving such goals. At least 40% of each participant’s incentive compensation award is allocated to the attainment of AirNet’s targeted levels of Express Services revenues and contribution margin. The percentage of each executive officer’s incentive compensation award that is allocated to the attainment of AirNet’s targeted levels of Express Services revenues and contribution margin is as follows: Bruce D. Parker, 30%; Larry M. Glasscock, Jr. 70%; and Jeffery B. Harris, Gary W. Qualmann, Ray L. Druseikis and Craig A. Leach, 40%.

     No incentive compensation will be earned with respect to the Express Services component of the 2007 Incentive Compensation Plan unless AirNet achieves at least 100% of its targeted Express Services revenues and contribution margin. Once the designated threshold levels of Express Services revenues and contribution margin are achieved, potential incentive compensation payouts under the Express Services component of the 2007 Incentive Compensation Plan will increase at predetermined levels until the maximum Express Services compensation payout level is achieved.
     Mr. Parker’s incentive compensation payments under the 2007 Incentive Compensation Plan will be based upon the achievement of certain pre-determined financial objectives and personal goals for the first six months of the 2007 fiscal year and the last six months of the 2007 fiscal year. Mr. Parker will be eligible to receive up to 50% of his annual base salary in each six-month period, subject to the attainment of Mr. Parker’s predetermined financial objectives and personal goals. In each six-month incentive compensation period, Mr. Parker’s incentive compensation potential will be allocated among Mr. Parker’s financial objectives and personal goals as follows:
•	30% of Mr. Parker’s incentive compensation potential will be based upon attaining at least 100% of the targeted pre-tax income for the applicable six-month period;

•	30% of Mr. Parker’s incentive compensation potential will be based upon attaining at least 100% of the targeted Express Services revenues and contribution margin for the applicable six-month period; and

•	40% of Mr. Parker’s incentive compensation potential will be based upon the attainment of the personal goals established for Mr. Parker by the Board of Directors.
     The Board of Directors established the following personal goals for Mr. Parker for the 2007 fiscal year:
•	development of an AirNet operating vision, including specific objectives and strategy;

•	development of a chief executive officer succession plan; and

•	developing AirNet’s management into an integrated team working to achieve specific objectives.
     The AirNet Board will evaluate Mr. Parker’s performance at the end of each six-month incentive compensation period and determine his incentive compensation payment based upon AirNet’s financial performance and achievement of Mr. Parker’s personal goals during such period. In the event the Board approves a strategic alternative that is completed based upon Mr. Parker’s efforts, Mr. Parker will be deemed to have met all his financial objectives and personal goals for the six-month incentive compensation period in which the strategic alternative is completed. In such event, Mr. Parker will be entitled to receive his maximum incentive compensation for such six-month period, prorated from the first day of such six-month period to the date the strategic alternative is completed.
     Except for payments to Mr. Parker and AirNet’s other executive officers, payments under the 2007 Incentive Compensation Plan will be paid in quarterly payments commencing with the first quarter of the 2007 fiscal year based upon AirNet’s year to date financial performance. With the exception of Mr. Parker, payments of incentive compensation to AirNet’s executive officers will be made in the first quarter of the fiscal year ending December 31, 2008 based upon AirNet’s performance and each executive officer’s performance for the 2007 fiscal year. Mr. Parker’s incentive compensation payments will be made in two installments no later than July 31, 2007 and March 15, 2008. In order to receive a payment, a participant must be actively employed by AirNet at the time the payment is made. New employees who qualify for the 2007 Incentive Compensation Plan will be eligible to participate on the first day of the calendar quarter following their date of hire.
     In the event the incentive compensation payments otherwise available for payment under the 2007 Incentive Compensation Plan based upon AirNet’s level of pre-tax income are not to be paid to certain participants as a result of such participants’ failure to attain their personal goals or AirNet’s failure to attain the predetermined levels of Express Services revenues or contribution margin, such unpaid amounts may be awarded at the discretion of the Compensation Committee to participants in the 2007 Incentive Compensation Plan or to other employees of AirNet not participating in the 2007 Incentive Compensation Plan. In the event such discretionary awards are made to any participant, including AirNet’s executive officers, the total incentive compensation payment to any such participant may exceed the targeted incentive compensation payment to such participant as described above.

     The Compensation Committee may amend, modify or terminate the 2007 Incentive Compensation Plan at any time.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with AirNet’s management and, based on such review and discussion, the Compensation Committee recommended to the AirNet Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors:*
James E. Riddle (Chair); James M. Chadwick; Gerald Hellerman

*	James M. Chadwick was appointed to the Compensation Committee effective February 27, 2007. Bruce D. Parker ceased to be a member of the Compensation Committee on December 28, 2006 when he resigned from the Compensation Committee immediately prior to and in connection with his election as Chief Executive Officer and President of AirNet. Mr. Parker participated in the review and discussion of the Compensation Discussion and Analysis in his capacity as a member of AirNet’s management.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes total compensation for each of the named individuals for the 2006 fiscal year.
Summary Compensation Table for 2006

					Non-Equity
				Option	Incentive Plan	All Other
Name and		Salary	Bonus	Awards	Compensation	Compensation		Total
Principal Position	Year	($)(1)	($)	($)(2)	($)(3)	($)		($)
Bruce D. Parker	2006	$2,769	$125,000 (5)	$120,997	— (6)	$146,576	(7)	$395,342
Chairman of the Board, Chief Executive Officer and President (4)

Joel E. Biggerstaff	2006	$325,000	—	$15,935 (9)	$195,000	$536,341	(10)	$1,072,276
Former Chairman of the Board, President and Chief Executive Officer (8)

Gary W. Qualmann	2006	$215,000	—	$12,949	$136,750	$8,328	(11)	$373,027
Chief Financial Officer, Secretary and Treasurer

Jeffery B. Harris	2006	$230,000	—	$8,227	$160,000	$5,092	(12)	$403,319
Senior Vice President, Bank Services

Larry M. Glasscock, Jr.	2006	$215,000	—	$12,974	$125,000	$90,243	(13)	$443,217
Senior Vice President, Express Services

Craig A. Leach	2006	$160,000	—	$3,496	$66,464	$6,154	(14)	$236,114
Vice President, Information Systems

(1)	The amounts shown in this column represent the base salary earned by each named individual for the 2006 fiscal year. Base salary represented 1%, 30%, 58%, 57%, 49%, and 68% of the respective total compensation of Messrs. Parker, Biggerstaff, Qualmann, Harris, Glasscock and Leach, respectively.

(2)	During the 2006 fiscal year, no options were granted to any individual named in this table other than Bruce D. Parker, who was granted options to purchase an aggregate of 150,000 common shares under the 2004 Stock Incentive Plan on December 28, 2006 in connection with his election as Chief Executive Officer and President as contemplated by the terms of Mr. Parker’s employment agreement. Please see the description of Mr. Parker’s employment agreement under the caption “COMPENSATION DISCUSSION AND ANALYSIS – Employment Contracts and Other Arrangements Providing for Payments Upon Termination of Employment or Change in Control – Employment Agreement for Bruce D. Parker” beginning on page 26. For each of Mr. Biggerstaff, Mr. Qualmann, Mr. Harris, Mr. Glasscock and Mr. Leach, the amount shown in this column reflects the dollar amount recognized for financial statement reporting purposes (without reduction for assumed forfeitures) for the 2006 fiscal year in accordance with FAS 123(R) for option awards granted under the 1996 Incentive Stock Plan prior to 2006. For Mr. Parker, the amount shown in this column reflects the dollar amount recognized for financial statement reporting purposes (without reduction for assumed forfeitures) for the 2006 fiscal year in accordance with FAS 123(R) for (a) options granted to Mr. Parker under the 1996 Incentive Stock Plan prior to 2006 in his capacity as a non-employee director of AirNet and (b) the options to purchase 150,000 common shares granted to Mr. Parker under the 2004 Stock Incentive Plan on December 28, 2006. Assumptions used in the calculation of the amounts in this column are included in “Note 5. Incentive Stock Plans” of the Notes to Consolidated Financial Statements

included in “ITEM 8 – FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of AirNet’s Annual Report on Form 10-K for the 2006 fiscal year.

(3)	The amounts shown in this column represent the amount earned (in respect of the 2006 fiscal year performance) under the 2006 Incentive Compensation Plan, which is discussed in further detail beginning on page 21 under the caption “COMPENSATION DISCUSSION AND ANALYSIS – 2006 Executive Compensation Program – Performance-Based Incentive Compensation – 2006 Incentive Compensation Plan.” Please also see the Grants of Plan-Based Awards for 2006 table on page 38 for more information concerning awards made under the 2006 Incentive Compensation Plan in respect of the 2006 fiscal year.

(4)	Mr. Parker became an executive officer of AirNet on December 28, 2006.

(5)	The amount shown represents the sign-on bonus received by Mr. Parker under the terms of his employment agreement. Please see the description of Mr. Parker’s employment agreement under the caption “COMPENSATION DISCUSSION AND ANALYSIS – Employment Contracts and Other Arrangements Providing for Payments Upon Termination of Employment or Change in Control – Employment Agreement for Bruce D. Parker” beginning on page 26. This bonus represented 32% of Mr. Parker’s total compensation.

(6)	Mr. Parker did not participate in the 2006 Incentive Compensation Plan.

(7)	The amount shown in this column includes $25,767 for AirNet’s reimbursement of travel expenses incurred by Mr. Parker as a non-employee director, $120,000 in fees earned or paid in cash to Mr. Parker as a non-employee director of AirNet for Board and Board committee service and $809 for AirNet’s reimbursement of non-business travel and living expenses incurred by Mr. Parker while serving as Chairman of the Board, Chief Executive Officer and President of AirNet as contemplated by Mr. Parker’s employment agreement. Please see the description of Mr. Parker’s employment agreement under the caption “COMPENSATION DISCUSSION AND ANALYSIS – Employment Contracts and Other Arrangements Providing for Payments Upon Termination of Employment or Change in Control – Employment Agreement for Bruce D. Parker” beginning on page 26.

(8)	Mr. Biggerstaff resigned from his positions as Chief Executive Officer and President of AirNet effective December 28, 2006 and from his positions as a director and Chairman of the Board of AirNet effective December 31, 2006.

(9)	Following the resignation of Mr. Biggerstaff, his vested options (covering an aggregate of 196,970 common shares) held as of December 28, 2006 remained exercisable until March 29, 2007; however, he did not exercise any of these options. The unvested options (covering an aggregate of 17,700 common shares) held by Mr. Biggerstaff on December 28, 2006 were forfeited in accordance with their respective terms.

(10)	The amount shown in this column includes $7,125 for AirNet’s matching contributions under the Retirement Savings Plan, $1,280 for AirNet’s reimbursement of life insurance premiums paid by Mr. Biggerstaff and $527,936 representing the amount paid or payable under the terms of Mr. Biggerstaff’s separation agreement. Please see the description of Mr. Biggerstaff’s separation agreement under the caption “COMPENSATION DISCUSSION AND ANALYSIS – Employment Contracts and Other Agreements Providing for Payments Upon Termination of Employment or Change in Control – Separation Agreement for Joel E. Biggerstaff” beginning on page 31.

(11)	The amount shown in this column includes $5,928 for AirNet’s matching contributions under the Retirement Savings Plan and $2,400 for AirNet’s reimbursement of life insurance premiums paid by Mr. Qualmann.

(12)	The amount shown in this column includes $4,202 for AirNet’s matching contributions under the Retirement Savings Plan and $890 for AirNet’s reimbursement of life insurance premiums paid by Mr. Harris.

(13)	The amount shown in this column includes $7,707 for AirNet’s matching contributions under the Retirement Savings Plan, $3,221 for AirNet’s reimbursement of life insurance premiums paid by Mr. Glasscock and $79,315 for AirNet’s reimbursement and payment of non-business travel and living expenses incurred by Mr. Glasscock while in the Columbus, Ohio metropolitan area.

(14)	The amount shown in this column includes $6,154 for AirNet’s matching contributions under the Retirement Savings Plan.
Grants of Plan-Based Awards
     The following table supplements the information in the Summary Compensation Table with respect to plan-based awards granted to each of the named individuals during the 2006 fiscal year.
Grants of Plan-Based Awards for 2006

					All Other Option
					Awards:
					Number of
		Estimated Future Payouts Under Non-			Securities		Grant Date Fair
		Equity Incentive Plan Awards (1)			Underlying	Exercise or Base	Value of Stock
		Threshold	Target		Options	Price of Option	and Option
Name	Grant Date	($)	($)	Maximum ($)	(#)	Awards ($/Sh)	Awards
Bruce D. Parker	12/28/06	—	—	—	150,000 (2)	$2.95	$214,528 (3)
Joel E. Biggerstaff (4)	03/24/06	$135,646	$169,557	$325,000	—	—	—
Gary W. Qualmann	03/24/06	$67,301	$84,126	$161,250	—	—	—
Jeffery B. Harris	03/24/06	$71,997	$89,996	$172,500	—	—	—
Larry M. Glasscock, Jr.	03/24/06	$67,301	$84,126	$161,250	—	—	—
Craig A. Leach	03/24/06	$33,390	$41,737	$80,000	—	—	—

(1)	The amounts shown reflect awards made pursuant to the 2006 Incentive Compensation Plan and the original range of payments that each named individual was eligible to receive with respect to the 2006 fiscal year based on the award formulae and performance goals established on March 24, 2006 by the Compensation Committee pursuant to the 2006 Incentive Compensation Plan for each such individual as described under the caption “COMPENSATION DISCUSSION AND ANALYSIS – 2006 Executive Compensation Program – Performance-Based Incentive Compensation – 2006 Incentive Compensation Plan.” These amounts do not reflect the amendments to the 2006 Incentive Compensation Plan made on November 8, 2006 by the AirNet Board, upon the recommendation of the Compensation Committee. Subsequent to those amendments, the range of payments that each named individual was eligible to receive with respect to the 2006 fiscal year was 60% of the threshold, target, and maximum amounts reflected in the table above for each individual.

The actual amounts earned by each of the named individuals under the 2006 Incentive Compensation Plan are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 36. Please also see the discussion of the additional discretionary awards made under the 2006 Incentive Compensation Plan under the caption “COMPENSATION DISCUSSION AND ANALYSIS – 2006 Executive Compensation Program – Performance-Based Incentive Compensation – 2006 Incentive Compensation Plan” beginning on page 21.

(2)	These options were granted under the 2004 Stock Incentive Plan as contemplated by Mr. Parker’s employment agreement. These options vested as to 75,000 common shares on the date of grant and will vest as to the remaining 75,000 common shares on December 27, 2007 and expire after ten years unless sooner exercised or forfeited. These options were granted at the closing market price of AirNet’s common shares on the date of grant.

(3)	The amount shown reflects the grant date fair value (determined in accordance with FAS 123(R)) of the options granted to Mr. Parker.

(4)	Mr. Biggerstaff resigned from his positions as Chief Executive Officer and President of AirNet effective December 28, 2006 and from his positions as a director and Chairman of the Board of AirNet effective December 31, 2006. Under the terms of Mr. Biggerstaff’s separation agreement, the amount payable under the 2006 Incentive Compensation Plan to Mr. Biggerstaff was calculated without regard to his personal goals for the 2006 fiscal year. Please see the description of Mr. Biggerstaff’s separation agreement under the caption “COMPENSATION DISCUSSION AND ANALYSIS – Employment Contracts and Other Agreements Providing for Payments Upon Termination of Employment or Change in Control – Separation Agreement for Joel E. Biggerstaff” beginning on page 31.

Outstanding Equity Awards at Fiscal Year-End
     The following table provides information about outstanding options held by each of the named individuals at the end of the 2006 fiscal year. AirNet has never granted any other form of equity-based award to the named individuals.
Outstanding Equity Awards at Fiscal Year-End for 2006

	Option Awards(1)
	Number of	Number of Securities
	Securities Underlying	Underlying Unexercised
	Unexercised Options(#)	Options (#)
Name	Exercisable	Unexercisable		Option Exercise Price ($)	Option Expiration Date
Bruce D. Parker	20,000 (2)	—		$4.4000	11/8/2012
	2,400 (2)	1,600	(2)(3)	$3.9000	1/2/2014
	75,000 (4)	75,000	(4)(5)	$2.9500	12/28/2016

Joel E. Biggerstaff	10,100			$9.8750	3/29/2007
	69,900			$9.8750	3/29/2007
	10,000			$6.1250	3/29/2007
	7,350			$5.2500	3/29/2007
	5,220			$5.2500	3/29/2007
	26,000			$3.8125	3/29/2007
	17,600			$3.8125	3/29/2007
	11,600			$8.5800	3/29/2007
	8,400			$8.5800	3/29/2007
	6,800			$4.9500	3/29/2007
	24,000			$4.1300	3/29/2007

Gary W. Qualmann	16,000	4,000	(6)	$4.2800	9/2/2013
	12,000	8,000	(7)	$4.1300	2/17/2014

Jeffery B. Harris	1,000			$14.250	4/11/2007
	3,000			$9.5000	6/8/2009
	3,000			$9.5000	6/8/2009
	3,000			$9.5000	6/8/2009
	1,500			$9.5000	6/8/2009
	1,500			$9.5000	6/8/2009
	3,000			$9.5000	6/8/2009
	3,600			$6.1250	1/6/2010
	2,930			$5.2500	2/4/2010
	17,600			$3.8125	1/2/2011
	8,000			$8.5800	1/2/2012
	4,000	1,000	(8)	$4.9500	1/24/2013
	12,000	8,000	(7)	$4.1300	2/17/2014

Larry M. Glasscock, Jr.	16,000	4,000	(9)	$4.5100	2/3/2013
	12,000	8,000	(7)	$4.1300	2/17/2014

Craig A. Leach	2,500			$14.250	4/11/2007
	2,500			$17.500	8/19/2008
	2,500			$9.5000	6/8/2009
	2,000			$6.1250	1/6/2010
	10,600			$3.8125	1/2/2011
	3,900			$8.5800	1/2/2012
	2,400	600	(10)	$4.9500	1/24/2013
	4,500	3,000	(11)	$4.1300	2/17/2014

(1)	With the exception of the options to purchase an aggregate of 150,000 common shares granted to Mr. Parker as contemplated by his employment agreement, each of the options reported in this table was granted under the 1996 Incentive Stock Plan and vests (or vested) and becomes (or became) exercisable in 20% increments on each of the grant date and the first, second, third and fourth anniversaries of the date of grant. Mr. Parker’s options to purchase an aggregate of 150,000 common shares were granted under the 2004 Stock Incentive Plan and vested and became exercisable as to 75,000 common shares on December 28, 2006 and will vest and become exercisable as to the remaining 75,000 common shares on December 27, 2007. Each of the options reported will expire ten years after the date of grant (except in the case of Joel E. Biggerstaff whose options expired on March 29, 2007 (three months after his separation from AirNet)) in accordance with the terms of the 1996 Incentive Stock Plan or the 2004 Stock Incentive Plan, as appropriate.

(2)	These options were granted to Mr. Parker in his capacity as a non-employee director of AirNet. Please see “DIRECTOR COMPENSATION – Options Granted under the 1996 Incentive Stock Plan” on page 46 for more information concerning these options.

(3)	These options vested as to 800 common shares on January 2, 2007 and will vest as to 800 common shares on January 2, 2008.

(4)	These options were granted to Mr. Parker as contemplated by his employment agreement.

(5)	These options will vest on December 27, 2007.

(6)	These options will vest on September 2, 2007.

(7)	These options vested as to 4,000 common shares on February 17, 2007 and will vest as to 4,000 common shares on February 17, 2008.

(8)	These options vested on January 24, 2007.

(9)	These options vested on February 3, 2007.

(10)	These options vested on January 24, 2007.

(11)	These options vested as to 1,500 common shares on February 17, 2007 and will vest as to 1,500 common shares on February 17, 2008.
Exercises of Options and Vesting of Stock
     No options were exercised by any of the individuals named in the Summary Compensation Table during the 2006 fiscal year. AirNet has never granted any other form of equity-based award to the named individuals.
Stock Purchase Program
     All employees of AirNet and its subsidiaries, including the executive officers of AirNet, are given the opportunity to purchase common shares of AirNet through a stock purchase program. The stock purchase program was offered under the 1996 Incentive Stock Plan through the offering period which ended June 30, 2004 and has been offered under the 2004 Stock Incentive Plan since July 1, 2004. Pursuant to this payroll deduction program, which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 under the Internal Revenue Code, employees are able to purchase common shares of AirNet during offering periods of such duration (not exceeding 12 months) as the Compensation Committee determines. The price at which common shares may be purchased will be the price determined by the Compensation Committee prior to the start of an offering period and may not be less than the lesser of 85% of the fair market value of the common shares on the first business day of each offering period and 85% of the fair market value of the common shares on the last business day of each offering period. Under the stock purchase program as offered through the date of this Proxy Statement, there have been four offering periods of three months each per calendar year and the purchase price has been equal to the lesser of 85% of the fair market value of the common shares on the first business day of each offering period and 85% of the fair market value of the common shares on the last business day of each offering period. While it is contemplated that there will continue to be four offering periods of three months each calendar year under the stock purchase program and that the purchase price will be determined in the same manner as it has been, the Compensation Committee has the discretion to determine otherwise. As of the date of this Proxy Statement, 92,885 common shares remained reserved for issuance under the stock purchase program portion of the 2004 Stock Incentive Plan.

Potential Payments Upon Termination of Employment or Change in Control
     AirNet does not maintain a formal severance place designed to provide post-employment compensation to employees upon their termination of employment. However, as discussed in the section captioned “COMPENSATION DISCUSSION AND ANALYSIS – Employment Contracts and Other Arrangements Providing for Payments Upon Termination of Employment or Change in Control” beginning on page 25, the employment agreements between AirNet and each of Bruce D. Parker, Gary W. Qualmann, Jeffery B. Harris and Larry M. Glasscock, Jr. provide for severance benefits in the event their employment is terminated under specified circumstances. In addition, Mr. Parker is entitled to a payment equal to 12 months of his base salary upon a change in control as defined in Section 409A of the Internal Revenue Code.
     Under the terms of the 1996 Incentive Stock Plan, if AirNet merges with another entity and AirNet is not the survivor in the merger, or if all or substantially all of AirNet’s assets or stock is acquired by another entity, each option which has not expired, been cancelled or been exercised prior to the effective date of such event, will immediately vest and become exercisable in full. As of December 31, 2006, all of the unvested options held by Joel E. Biggerstaff, Jeffery B. Harris, Gary W. Qualmann, Larry M. Glasscock, Jr. and Craig A. Leach had an exercise price greater than the closing price of AirNet’s common shares on December 29, 2006 (the last trading day of 2006 fiscal year) and, thus, had no value.
     Under the terms of the 2004 Stock Incentive Plan, unless otherwise specified in the applicable option agreement, if an option holder’s employment is terminated due to retirement (as defined in the 2004 Stock Incentive Plan), death or disability, each option which has not expired, been cancelled or been exercised, will immediately vest and become exercisable. In addition, if AirNet undergoes a merger or consolidation or reclassification of AirNet’s common shares or the exchange of AirNet’s common shares for the securities of another entity (other than a subsidiary of AirNet) that has acquired AirNet’s assets or which is in control of an entity that has acquired AirNet’s assets, each option which has not expired, been cancelled or been exercised prior to the effective date of such event, will immediately vest and become exercisable in full. As of December 31, 2006, Bruce D. Parker held 75,000 unvested options which had been granted under the 2004 Stock Incentive Plan. Based upon the difference between the closing price of AirNet’s common shares on December 29, 2006 (the last trading day of the 2006 fiscal year) and the exercise price, the value of Mr. Parker’s 75,000 accelerated options would be $750 if one of the events described in this paragraph had occurred on December 31, 2006.
     In connection with his separation from AirNet in December 2006, AirNet entered into a separation agreement and general release with Joel E. Biggerstaff. For information regarding the separation benefits provided to Mr. Biggerstaff, see the discussion under the caption “COMPENSATION DISCUSSION AND ANALYSIS – Employment Contracts and Other Arrangements Providing for Payments Upon Termination of Employment or Change in Control – Separation Agreement for Joel E. Biggerstaff” beginning on page 31.
Equity Compensation Plan Information
     AirNet has three equity compensation plans under which common shares may be issued to eligible officers, directors or employees of AirNet and its subsidiaries in exchange for consideration in the form of goods or services: the 1996 Incentive Stock Plan, the 2004 Stock Incentive Plan and the AirNet Systems, Inc. Director Deferred Compensation Plan (the “Director Deferred Plan”). The 1996 Incentive Stock Plan and the 2004 Stock Incentive Plan have been approved by the shareholders of AirNet, while the Director Deferred Plan has not.
     The following table shows, as of December 31, 2006: (a) the number of common shares issuable upon exercise of outstanding options granted under the 1996 Incentive Stock Plan and the 2004 Stock Incentive Plan, and outstanding rights to purchase granted pursuant to the stock purchase program portion of the 2004 Stock Incentive Plan; (b) the weighted average exercise price of outstanding options granted under the 1996 Incentive Stock Plan and the 2004 Stock Incentive Plan; and (c) the number of common shares remaining available for future issuance under the 2004 Stock Incentive Plan, excluding common shares issuable upon exercise of outstanding options and rights to purchase. As of December 31, 2006, none of the directors of AirNet was participating in the Director Deferred Plan.

			Number of common shares
	Number of common		remaining available for
	shares to be issued upon	Weighted-average	future issuance under
	exercise of outstanding	exercise price of	equity compensation plans
	options, warrants and	outstanding options,	(excluding common shares
	rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	830,344 (1)	$6.43 (2)	752,885 (3)
Equity compensation plans not approved by shareholders	— (4)	n/a	— (5)
Total	830,344	$6.43	752,885

(1)	Includes 637,550 common shares issuable upon the exercise of options granted under the 1996 Incentive Stock Plan, 190,000 common shares issuable upon the exercise of options granted under the 2004 Stock Incentive Plan, and 2,794 common shares subject to outstanding rights to purchase granted pursuant to the stock purchase program portion of the 2004 Stock Incentive Plan.

(2)	Represents the weighted-average exercise price of outstanding options granted under the 1996 Incentive Stock Plan and the 2004 Stock Incentive Plan. Rights to purchase common shares under the stock purchase program portion of the 2004 Stock Incentive Plan are priced based on the lesser of 85% of the fair market value of AirNet’s common shares on the first business day of the offering period or 85% of the fair market value of AirNet’s common shares on the last business day of the offering period. All of the 2,794 rights to purchase common shares outstanding as of December 31, 2006 under the stock purchase program portion of the 2004 Stock Incentive Plan were exercised on March 19, 2007 at a price of $2.54 per share.

(3)	No further grants may be made under the 1996 Incentive Stock Plan. Of the 752,885 common shares remaining available for issuance under the 2004 Stock Incentive Plan as of December 31, 2006, 92,885 common shares are reserved for issuance under the stock purchase program portion of the 2004 Stock Incentive Plan.

(4)	As of December 31, 2006, none of the directors of AirNet was participating in the Director Deferred Plan.

(5)	The number of common share equivalents attributable to participants’ accounts under the Director Deferred Plan will depend upon the number of non-employee directors of AirNet electing to defer their fees, the amount deferred by each non-employee director and whether the deferred fees are allocated to a stock account or a cash account under the Director Deferred Plan. The Director Deferred Plan does not specify a limit as to the number of common shares which may be issued thereunder. Please see the description of the Director Deferred Plan under the caption “DIRECTOR COMPENSATION — Director Deferred Compensation Plan.”

DIRECTOR COMPENSATION
     The following table summarizes the total compensation of each of the individuals who served as a non-employee director of AirNet during the 2006 fiscal year, with the exception of Bruce D. Parker as explained below.
Director Compensation for 2006

	Fees Earned or	Option	All Other
	Paid in Cash	Awards	Compensation	Total
Name(1)	($)(2)	($)(3)	($)(4)	($)
James M. Chadwick	$72,500	$6,923	$2,913	$82,336

Russell M. Gertmenian	$48,000	$2,687	—	$50,687

Gerald Hellerman	$66,500	$6,923	$2,401	$75,824

David P. Lauer (5)	$50,500	$2,687 (6)	$707	$53,894

James E. Riddle	$109,500	$2,687	$6,165	$118,352

(1)	Bruce D. Parker, who became Chief Executive Officer and President of AirNet effective December 28, 2006 and Chairman of the Board effective December 31, 2006, is not included in this table. Mr. Parker served as a non-employee director of AirNet until December 28, 2006. The compensation paid to him in that capacity as well as the compensation paid to him in his capacity as Chief Executive Officer and President of AirNet for the 2006 fiscal year are shown in the Summary Compensation Table on page 36.

Joel E. Biggerstaff, who resigned from his positions as Chief Executive Officer and President of AirNet effective December 28, 2006 and from his positions as a director and Chairman of the Board of AirNet effective December 31, 2006, is not included in this table as he was an employee of AirNet and thus received no compensation for his services as a director. The compensation received by Mr. Biggerstaff as an executive officer and employee of the AirNet is shown in the Summary Compensation Table on page 36.

(2)	The amounts shown in this column reflect the amount of cash compensation earned by each non-employee director in the 2006 fiscal year for Board and Board committee service.

(3)	During the 2006 fiscal year, no options were granted to the non-employee directors of AirNet for their service in that capacity. The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes (without reduction for assumed forfeitures) for the 2006 fiscal year in accordance with FAS 123(R) of option awards granted under the 1996 Incentive Stock Plan and the 2004 Stock Incentive Plan prior to 2006. Assumptions used in the calculation of these amounts are included in “Note 5. Incentive Stock Plans” of the Notes to Consolidated Financial Statements included in “ITEM 8 – FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of AirNet’s Annual Report on Form 10-K for the 2006 fiscal year.

The aggregate number of common shares underlying options outstanding at December 31, 2006 for each of the individuals included in this table were: (a) James M. Chadwick – 20,000 common shares (8,000 exercisable and 12,000 unexercisable); (b) Russell M. Gertmenian – 46,000 common shares (43,600 exercisable and 2,400 unexercisable); (c) Gerald Hellerman – 20,000 common shares (8,000 exercisable and 12,000 unexercisable); (d) David P. Lauer — none; and (e) James E. Riddle – 36,000 common shares (33,600 exercisable and 2,400 unexercisable).

(4)	The amounts shown in this column represent the reimbursement of travel expenses incurred by each non-employee director during the 2006 fiscal year.

(5)	David P. Lauer served as a member of the AirNet Board during the 2006 fiscal year until his resignation from the Board on May 11, 2006.

(6)	Following the resignation of Mr. Lauer, his vested options (covering an aggregate of 37,600 common shares) held as of May 11, 2006 remained exercisable until August 11, 2006; however, he did not exercise any of these vested options. The unvested options (covering an aggregate of 2,400 common shares) held by Mr. Lauer on May 11, 2006 were forfeited in accordance with their respective terms.
     Cash Compensation
     Non-employee directors of AirNet are paid fees for their services as members of the Board and as members of Board committees. The quarterly fee paid during the 2006 fiscal year and to be paid during the 2007 fiscal year for serving as a non-employee director has been and remains $6,000. The fee for attending each meeting of the full Board in person was $2,000 during the 2006 fiscal year and continues to be the same amount during the 2007 fiscal year. The fee for attending telephonic meetings of the full Board was $1,000 for each meeting attended during the 2006 fiscal year and remains that amount during the 2007 fiscal year.
     The fee for Audit Committee members has been and remains $2,000 per meeting attended in person during each of the 2006 fiscal year and the 2007 fiscal year, with the Chair of the Audit Committee receiving an additional $1,000 per meeting attended in person. The fee for Compensation Committee members and Nominating and Corporate Governance Committee members has been and remains $1,000 per meeting attended in person during each of the 2006 fiscal year and the 2007 fiscal year, with the Chair of each of those Committees receiving an additional $2,000 for each meeting of the Committee attended in person. The fees for attending telephonic meetings of each Committee held during each of the 2006 fiscal year and the 2007 fiscal year have been and remain one-half (50%) of the amount of the fees for attending a meeting of the particular Committee in person.
     The fees for Strategy Committee members during the 2006 fiscal year were $1,000 per meeting attended in person and $500 for each telephonic meeting attended. In addition, on May 11, 2006, the Board approved a $5,000 quarterly fee for Bruce D. Parker for service in the capacity as Chair of the Strategy Committee, retroactive to January 1, 2006. The Strategy Committee did not meet during the 2007 fiscal year and no fees were paid to Strategy Committee members during the 2007 fiscal year prior to the dissolution of the Strategy Committee on February 27, 2007.
     As the lead director of AirNet, James E. Riddle received an additional quarterly fee of $6,000 for service in that capacity during the 2006 fiscal year and Mr. Riddle continues to receive that amount during the 2007 fiscal year.
     The non-employee directors meet without management present in connection with each of the regularly scheduled meetings of the full Board and receive no meeting fees for attending such meetings. To the extent the non-employee directors determine to meet by telephone or in person other than in connection with a regularly scheduled Board meeting, they receive $2,000 per meeting attended in person and $1,000 per telephonic meeting.
     Since December 28, 2006, Bruce D. Parker has not received and will not receive any fees for serving as a director of AirNet because he also serves as an officer and employee of AirNet in his capacity as Chief Executive Officer and President. Joel E. Biggerstaff, who resigned from his positions as Chief Executive Officer and President of AirNet effective December 28, 2006 and as a director and Chairman of the Board of AirNet effective December 31, 2006, received no fees for serving as a director of AirNet during the 2006 fiscal prior to his resignation because he was an officer and employee of AirNet.
     The directors are reimbursed for out-of-pocket expenses incurred in connection with their service as directors, including travel expenses.
     Director Deferred Compensation Plan
     Effective May 27, 1998, AirNet established the Director Deferred Plan. Voluntary participation in the Director Deferred Plan enables a non-employee director of AirNet to defer all or a part of his director’s fees, including federal income tax thereon. Such deferred fees may be credited to (i) a cash account where the funds will earn interest at the rate prescribed in the Director Deferred Plan, or (ii) a stock account where the funds will be converted into a common share equivalent (determined by dividing the amount to be allocated to the non-employee director’s stock account by the fair market value of AirNet’s common shares when the credit to the stock account is made). In his deferral election, a non-employee director will elect whether distribution of the amount in his account(s) under the Director Deferred Plan is to be made in a single lump sum payment or in equal annual installments, payable over a period of not more than ten years. Distributions will commence within 30 days of the earlier of (a) the date specified by a non-employee director at the time a deferral election is made or (b) the date the non-employee director ceases to so serve. Cash accounts will be distributed in the form of cash and stock accounts will be distributed in the form of common shares or cash, as selected by AirNet. As of the date of this Proxy Statement, none of the non-employee directors was participating in the Director Deferred Plan.
     Options Granted under 1996 Incentive Stock Plan
     Prior to the approval of the 2004 Stock Incentive Plan by AirNet’s shareholders in June 2004, non-employee directors were automatically granted options to purchase AirNet common shares in accordance with the terms of the 1996 Incentive Stock Plan. Each option granted to a non-employee director under the 1996 Incentive Stock Plan was granted with an exercise price equal to the fair market value of AirNet’s common shares on the grant date and a ten-year term. Each option granted to a non-employee director under the 1996 Incentive Stock Plan, which has not expired, been cancelled or been exercised prior to the effective date of the event, will become immediately exercisable in full (i) if the non-employee director retires from service as an AirNet director, becomes totally disabled or dies, (ii) if AirNet merges with another entity and AirNet is not the survivor in the merger, or (iii) if all or substantially all of AirNet’s assets or stock is acquired by another entity. If a non-employee director ceases to be a member of the Board, his vested options may be exercised for a period of three months (12 months in the case of a non-employee director who becomes disabled or dies) after the date his service ends, subject in each case to the stated term of each option. However, a non-employee director who ceases to be a director after having been convicted of, or pled guilty or nolo contendere to, a felony immediately forfeits all of his options.
     Options Granted under 2004 Stock Incentive Plan
     Under the 2004 Stock Incentive Plan, each individual newly-elected or newly-appointed as a non-employee director after June 4, 2004 has been and is to be granted an option to purchase 20,000 AirNet common shares effective on the date of his election or appointment to the Board. In accordance with the terms of the 2004 Stock Incentive Plan, on July 20, 2005, each of James M. Chadwick and Gerald Hellerman was automatically granted an option to purchase 20,000 common shares with an exercise price of $4.26.
     In addition, on the first business day of each fiscal year of AirNet, each individual who is then serving as a non-employee director and has served for at least one full one-year term as a non-employee director, is to be automatically granted an option to purchase 4,000 AirNet common shares. Each of the individuals serving as a non-employee director on January 2, 2006 (the first business day of the 2006 fiscal year) who had served for at least one full one-year term on that date, thereby being eligible for the grant – Russell M. Gertmenian, David P. Lauer, Bruce D. Parker and James E. Riddle – determined not to accept the option to purchase 4,000 AirNet common shares which would have been automatically granted to him on such date. On January 2, 2007 (the first business day of the 2007 fiscal year), each of the individuals serving as a non-employee director who had served for at least one full one-year term on that date, thereby being eligible for the grant — James M. Chadwick, Russell M. Gertmenian, Gerald Hellerman and James E. Riddle — was automatically granted an option to purchase 4,000 AirNet common shares with an exercise price of $2.91.
     Each option automatically granted under the 2004 Stock Incentive Plan is to vest and become exercisable as to 20% of the common shares covered thereby on each of the grant date and the first, second, third and fourth anniversaries of the grant date. Each option automatically granted under the 2004 Stock Incentive Plan is to have an exercise price per share equal to the closing price of the underlying common shares as reported on AMEX on the grant date (or, if the grant date is not a trading day on AMEX, the first trading day following the grant date). Each such option, which has not expired, been cancelled or been exercised prior to the effective date of the event, will become fully exercisable (i) if the non-employee director retires from service as an AirNet director after having served at least one full one-year term, becomes totally disabled or dies or (ii) if AirNet undergoes a merger or consolidation or reclassification of the common shares or the exchange of the common shares for the securities of another entity (other than a subsidiary of AirNet) that has acquired AirNet’s assets or which is in control of an entity that has acquired AirNet’s assets.

     Once vested and exercisable, each option automatically granted to a non-employee director under the 2004 Stock Incentive Plan will remain exercisable until the earlier to occur of (i) ten years after the grant date or (ii) three months after the non-employee director ceases to be a member of the Board (24 months in the case of a non-employee director who becomes disabled, dies or retires after having served at least one full one-year term), subject in each case to the stated term of each option. However, if a non-employee director’s service as a director is terminated for cause, he will immediately forfeit his options.
TRANSACTIONS WITH RELATED PERSONS
Review, Approval or Ratification of Transactions with Related Persons
     Pursuant to the terms of its written charter, the Audit Committee of AirNet’s Board is responsible for reviewing and making recommendations to the Board with respect to any proposed transaction involving AirNet or any subsidiary of AirNet, and any director or executive officer of AirNet or any subsidiary of AirNet, or any such transaction involving an immediate family member of any such director or executive officer or involving any entity in which any such director or executive officer has more than a modest financial interest. Further, under AirNet’s Code of Business Conduct and Ethics, the Audit Committee is responsible for reviewing and overseeing all actions and transactions in which the personal interests of an officer or director may be in conflict with those of AirNet and determining whether any such action or transaction represents a potential conflict of interest. A transaction creates a potential conflict of interest when business judgments or decisions may be influenced by personal interests not shared by AirNet as a whole. A conflict of interest may, for example, arise when an officer or director, or a member of his family, has an interest in a transaction to which AirNet or one of its subsidiaries is a participant, competes with AirNet or one of its subsidiaries, uses corporate property for personal gain or takes advantage of an opportunity that belongs to AirNet or one of its subsidiaries. Under AirNet’s Code of Business Conduct and Ethics, AirNet’s officers and directors must report transactions involving a potential conflict of interest to the Chairman of the Audit Committee for review and approval by the Audit Committee. When reviewing a transaction involving a potential conflict of interest, the Audit Committee will consider all of the relevant facts and circumstances and either approve or disapprove of the transaction. While the relevant facts and circumstances will vary depending on the transaction, they generally include:
▪	the benefits to AirNet or one of its subsidiaries of the transaction;

▪	the terms of the transaction;

▪	the interest of the officer or director (or a member of his family) in the transaction;

▪	the alternatives to entering into the transaction;

▪	whether the transaction is on terms comparable to those available to third parties; and

▪	the overall fairness of the transaction.
     To the extent practicable, all transactions involving a potential conflict of interest will be approved in advance. If a transaction involving a potential conflict of interest that has not been pre-approved is discovered or, to the extent advance approval is not practicable, the Audit Committee will promptly consider all of the relevant facts and circumstances. If the transaction is ongoing, the Audit Committee will ratify, amend or terminate the transaction as it deems appropriate. If the transaction has been completed, the Audit Committee will consider if rescission of the transaction is appropriate and whether disciplinary action is warranted.
Transactions with Related Persons since January 1, 2006
     One of AirNet’s directors, Russell M. Gertmenian, is a partner with the law firm of Vorys, Sater, Seymour and Pease LLP and serves as Chair of that firm’s Management Committee and Executive Committee. Vorys, Sater, Seymour and Pease LLP rendered legal services to AirNet and its subsidiaries during the 2006 fiscal year and continues to do so during the 2007 fiscal year. During the 2006 fiscal year, Vorys, Sater, Seymour and Pease LLP was paid approximately $552,000 in fees and expenses in connection with such legal services. This amount represents less than 1% of such firm’s 2006 gross revenues. These legal services were provided on an arm’s-length basis, and paid for at fair market value. AirNet believes that such services were effected on terms no less favorable to AirNet than those that would have been realized in transactions with unaffiliated entities or individuals. Consistent with its responsibility, the Audit Committee has reviewed and approved the relationship with Vorys, Sater, Seymour and Pease LLP as being consistent with the best interests of AirNet and its subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Pursuant to Section 16(a) of the Exchange Act, ownership of and transactions in AirNet’s common shares by officers, directors and persons who beneficially own more than 10% of the common shares for purposes of Section 16 of the Exchange Act, are required to be reported to the SEC. Based solely on a review of copies of the reports furnished to AirNet and written representations that no other reports were required, AirNet believes that during the 2006 fiscal year, all filing requirements were complied with.
AUDIT COMMITTEE MATTERS
Report of the Audit Committee for the 2006 Fiscal Year
     In accordance with the applicable SEC rules, the Audit Committee has issued the following report:
     Role of the Audit Committee, Independent Registered Public Accounting Firm and Management
     The Audit Committee is currently comprised of three directors who qualify as independent directors under the applicable AMEX Rules and SEC Rule 10A-3. The Audit Committee operates under a written charter adopted by the Board. In accordance with its charter, on behalf of the Board, the Audit Committee oversees the accounting and financial reporting processes of AirNet and its subsidiaries as well as the annual independent audit of AirNet’s consolidated financial statements. In particular, the Audit Committee assists the Board in overseeing: (i) the integrity of AirNet’s consolidated financial statements; (ii) AirNet’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of AirNet’s independent registered public accounting firm; and (iv) the performance of AirNet’s internal audit function and its independent registered public accounting firm. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm employed by AirNet. Ernst & Young LLP (“E&Y”) was appointed by the Audit Committee to serve as the independent registered public accounting firm for AirNet for the 2006 fiscal year.
     During the 2006 fiscal year, the Audit Committee met five times, and the Audit Committee discussed with AirNet’s management and E&Y the interim financial and other information contained in each quarterly earnings announcement and periodic filings with the SEC prior to public release of such information.
     AirNet’s management has the responsibility for the preparation, presentation and integrity of AirNet’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by AirNet and AirNet’s subsidiaries and for AirNet’s accounting and financial reporting processes, including the establishment and maintenance of AirNet’s system of internal control over financial reporting. E&Y is responsible for performing an audit of AirNet’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing E&Y’s report on those consolidated financial statements based on such audit and for reviewing AirNet’s unaudited interim consolidated financial statements. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.
     Review and Discussion with Independent Registered Public Accounting Firm and Management
     In discharging its oversight responsibilities as to the audit process, the Audit Committee met with AirNet’s management and E&Y throughout the year. The Audit Committee met with E&Y, with and without management present, to discuss the results of E&Y’s audit, E&Y’s evaluation of AirNet’s system of internal control over financial reporting and the overall quality of AirNet’s financial reporting. In addition, the Audit Committee reviewed and discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
     The Audit Committee has received the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, relating to that firm’s independence and discussed with E&Y that firm’s independence. The Audit Committee has discussed with E&Y any relationships with or services to AirNet or any of AirNet’s subsidiaries that may impact the objectivity and independence of E&Y, including the non-audit services rendered by E&Y, and the Audit Committee has satisfied itself as to E&Y’s independence.

     AirNet’s management has represented to the Audit Committee that AirNet’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2006, were prepared in accordance with accounting principles generally accepted in the United States and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and E&Y.
     Conclusion
     Based on the Audit Committee’s discussions with AirNet’s management and E&Y and the Audit Committee’s review of the report of E&Y to the Audit Committee, the Audit Committee recommended to the Board that AirNet’s audited consolidated financial statements be included in AirNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.
     Submitted by the Audit Committee of the Board of Directors:
     Gerald Hellerman (Chair); James M. Chadwick; James E. Riddle
Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
     Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm employed by AirNet in order to ensure that those services do not impair that firm’s independence from AirNet. The SEC rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.
     Consistent with the SEC rules, the charter of the Audit Committee requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by AirNet’s independent registered public accounting firm to AirNet or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and, if it does, the decision of that member must be presented to the full Audit Committee at its next scheduled meeting.
     All services proposed to be provided by the independent registered public accounting firm are discussed with the Audit Committee by both the independent registered public accounting firm and AirNet’s Chief Financial Officer. These discussions address whether, in their view, the provision of the proposed services is consistent with SEC rules governing the independence of the independent registered public accounting firm.
Fees of Independent Registered Public Accounting Firm
     E&Y was employed by AirNet during each of the 2006 and 2005 fiscal years. The aggregate fees billed to AirNet and its subsidiaries by E&Y for each of the 2006 fiscal year and the 2005 fiscal year were as follows:

	2006	2005
	Fiscal Year	Fiscal Year
Audit Fees	$348,217	$280,301
Audit-Related Fees	$—	$17,000
Tax Fees	$123,325	$12,146
All Other Fees	$—	$—

Total	$471,542	$309,447

     In the above table, in accordance with the applicable SEC rules, “audit fees” include fees for professional services rendered by E&Y in connection with the audit of AirNet’s annual consolidated financial statements and reviews of the consolidated financial statements included in AirNet’s Quarterly Reports on Form 10-Q. In addition, the “audit fees” for the 2005 fiscal year include fees for services rendered by E&Y in connection with filings made by AirNet with the SEC. “Audit-related fees” include fees for services rendered in connection with the audit of AirNet’s Retirement Savings Plan and internal control reviews. “Tax fees” include fees for tax planning, research and compliance services.
     All of the services rendered by E&Y to AirNet and its subsidiaries for each of the 2006 fiscal year and the 2005 fiscal year had been pre-approved by the Audit Committee.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     As noted above, E&Y served as AirNet’s independent registered public accounting firm for the 2006 fiscal year and in that capacity, rendered a report on AirNet’s consolidated financial statements as of and for the fiscal year ended December 31, 2006. In addition, the Audit Committee has appointed E&Y to serve as AirNet’s independent registered public accounting firm for the 2007 fiscal year. E&Y has served as AirNet’s independent auditors/independent registered public accounting firm since 1989.
     Representatives of E&Y are expected to be present at the 2007 Annual Meeting, will be available to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
     The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports and proxy statements) to households. This method of delivery, often referred to as “householding,” would permit AirNet to send a single annual report and/or a single proxy statement to any household at which two or more different shareholders reside if AirNet believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the shareholder(s) must consent to the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces AirNet’s expenses. AirNet may institute householding in the future and will notify registered shareholders who will be affected by householding at that time.
     Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of AirNet, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or AirNet’s 2006 Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
     AirNet shareholders seeking to bring business before the 2008 Annual Meeting of Shareholders, or to nominate candidates for election as directors at the 2008 Annual Meeting of Shareholders, must provide timely notice thereof in writing to AirNet’s Secretary. To be timely, a shareholder’s notice must be personally delivered to or mailed and received at the principal executive offices of AirNet not less than 60 days nor more than 90 days prior to the date of the meeting. However, if less than 70 days’ notice or prior public disclosure of the date of the 2008 Annual Meeting is given or made to the shareholders, notice by a shareholder to be timely must be received no later than the close of business on the tenth day following the day on which the notice of the date of the 2008 Annual Meeting was mailed or the public disclosure was made. AirNet’s Code of Regulations specifies certain requirements for a shareholder’s notice to be in proper written form. The requirements applicable to nominations are described above under the caption “CORPORATE GOVERNANCE — Nominating Procedures.” The foregoing requirements will not, however, prevent any shareholder proposal from being considered timely submitted if the shareholder proposal is submitted in compliance with Rule 14a-8 under the Exchange Act. Pursuant to Rule 14a-8, proposals by shareholders intended to be presented at the 2007 Annual Meeting of Shareholders must be in the form specified in Rule 14a-8 and received by the Secretary of AirNet no later than January 1, 2008 to be eligible for inclusion in AirNet’s proxy card, notice of meeting and proxy statement relating to such meeting and should be mailed to AirNet Systems, Inc., 7250 Star Check Drive, Columbus, Ohio 43217, Attention: Secretary.

OTHER BUSINESS
     As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by the shareholders at the 2007 Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the 2007 Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under the applicable law.
     The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed and delivered to shareholders by its authority.

By Order of the Board of Directors,

/s/ Gary W. Qualmann

April 30, 2007	Gary W. Qualmann
Secretary

Appendix A
AMENDMENT TO
CODE OF REGULATIONS
SECTIONS 1.04(A) AND (B)
     The current text of Sections 1.04(A) and 1.04(B) of AirNet’s Code of Regulations reads as follows:
(A) Written notice stating the time, place and purposes of a meeting of the shareholders shall be given either by personal delivery or by mail not less than seven nor more than sixty days before the date of the meeting, (1) to each shareholder of record entitled to notice of the meeting, (2) by or at the direction of the president or the secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.
(B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or the purposes for which the persons properly making such request have called a meeting of shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If the notice is not given within fifteen days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of the Regulations.
          If the amendments proposed for adoption by the shareholders as described in the section captioned “PROPOSED AMENDMENTS TO SECTIONS 1.04(A) AND 1.04(B) OF AIRNET’S CODE OF REGULATIONS” of this Proxy Statement are adopted, then Sections 1.04(A) and 1.04(B) would be amended to read in their entirety as follows:
Section 1.04. Notice of Meetings.
(A) Written notice stating the time, place and purposes of a meeting of the shareholders shall be given either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, not less than ten nor more than sixty days before the date of the meeting (i) to every shareholder of record entitled to notice of the meeting (ii) by or at the direction of the president, the secretary, or another officer expressly authorized by action of the directors to give such notice. If mailed or sent by overnight delivery service, such notice shall be sent to the shareholder at such shareholder’s address as it appears on the records of the corporation. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

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(B) Upon request in writing delivered either in person or by registered mail to the president or the secretary, specifying the purpose or the purposes for which the persons properly making such request have called a meeting of shareholders, that officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than ten nor more than sixty days after the receipt of such request, as the officer may fix. If the notice is not given within fifteen days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of the meeting and give notice thereof in accordance with the provisions of the Regulations, or cause the notice to be so given by any designated representative.

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AIRNET

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MR A SAMPLE
DESIGNATION (IF ANY)
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Annual Meeting Proxy Card

Election of Directors

Amendment of Code of Regulations

The undersigned shareholder(s) authorize the individuals designated to vote this proxy, to vote in their discretion, to the extent permitted by applicable law, upon any other matters (none known at the time of solicitation of this proxy) which properly come before the Annual Meeting or any adjournment(s) thereof and if a nominee named above is unable or unwilling to serve, for such substitute nominee as the directors of the Company may recommend.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed. — Date and Sign Below

Please sign below exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign in entity name by an authorized person. (Please note any change of address on this proxy card.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

. NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 NNNNNNNNN ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR each of the listed nominees and FOR Proposal 2. Election of Directors 1. To elect as a director of the Company each of the nominees listed below, to serve for a term expiring at the 2008 Annual Meeting of Shareholders (except as marked to the contrary). +B For Withhold For Withhold For Withhold 01 — James M. Chadwick 02 — Russell M. Gertmenian 03 — Gerald Hellerman 04 — Bruce D. Parker 05 — James E. Riddle Amendment of Code of Regulations For Against Abstain 2.Toadopttheproposedamendmentsto S ections 1.04 (A) and 1.04 (B) of the shareholders be given Company’s Code of notice atleast10days(butnot morethan60days)inadvanceofallshareholdermeetings permitelectronicnoticesofmeetingsoftheshareholders. and The undersigned shareholder(s) authorize the individuals designated to at the time of solicitation of this proxy) which properly come before the such substitute nominee as the directors of the Company may recommend. B Non-Voting Items Change of Address — Please print new address below. C AuthorizedSignaturesSignHere Thissectionmustbecompletedforyourinstructionstobeexecuted. DateandSignBelow Pleasesignbelowexactlyasyournameappearshereon.Whencommonsharesareregisteredintwonames,bothshareholde rsshouldsign.Whensigningasexecutor,administrator,trustee, guardian,attorneyoragent,pleasegivefulltitleassuch.Ifshareholderisacorporation,pleasesigninfullcorpo ratenamebyPresidentorotherauthorizedofice r.Ifshareholderisa partnershiporotherentity,pleasesigninentitynamebyanauthorizedperson.(Pleasenoteanychangeofaddressont hisproxycard.) Date(mm/dd/yyyy) Pleaseprintdatebelow. Signature1 Pleasekeepsignaturewithinthebox. Signature2 Pleasekeepsignaturewithinthebox. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X 0 1 3 4 8 9 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Revocable Proxy — AirNet Systems, Inc. PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 6, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned holder(s) of common shares of AirNet Systems, Inc., an Ohio corporation (the “Company”), hereby constitutes and appoints Bruce D. Parker and Gary W. Qualmann, and each of them, the lawful agents and proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on June 6, 2007, at the Courtyard® by Marriott® Columbus Airport, 2901 Airport Drive, Columbus, Ohio 43219, at 10:00 a.m., Eastern Daylight Saving Time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof. The common shares represented by this proxy card, when properly executed, will be voted in the manner directed herein. If no direction is given, the common shares represented by this proxy card, when properly executed, will be voted FOR the election of each of the nominees listed in Proposal Number 1 as a director of the Company and FOR Proposal Number 2 to adopt the proposed amendments to Sections 1.04 (A) and 1.04 (B) of the Company’s Code of Regulations. If any other matters are properly brought before the Annual Meeting or any adjournment or if a nominee for election as a director named in the proxy statement is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote the proxy, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors may recommend. ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE UNDERSIGNED TO VOTE THE COMMON SHARES WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING ARE HEREBY REVOKED. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the June 6, 2007 meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AIRNET SYSTEMS, INC. PLEASE ACT PROMPTLY — SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.